Lincoln Financial Group
Table of Contents
First Quarter
2009

LFG Analyst Coverage	i
Notes	ii-iii

Financial Highlights	1 - 3
Consolidated Operating Expense Detail	4
Results Summary	5
Details Underlying Realized Loss, After-DAC	6
Consolidated Statements of Income	7
Consolidating Statements of Income from Operations - Current Year - Quarter	8
Consolidating Statements of Income from Operations - Prior Year - Quarter	9
Consolidated Balance Sheets	10
Balance Sheet Data - Segment Highlights	11

Retirement Solutions
Annuities:
Income Statements and Operational Data	12
Roll Forwards of DAC, VOBA, DFEL and DSI	13
Account Value Roll Forward	14
Account Values, Spread Information, GLB Expense Assessments,
GLB Attributed Fee and GLB Account Values by Type	15
Defined Contribution:
Income Statements and Operational Data	16
Account Value Roll Forward	17
Account Value Roll Forward - By Product and Supplemental Data	18

Insurance Solutions
Life Insurance:
Income Statements and Operational Data	19
Operational Data and Account Value Roll Forward	20
Group Protection:
Income Statements and Operational Data	21

Investment Management
Income Statements and Operational Data	22
Assets Under Management Roll Forward	23-24

Lincoln UK
Income Statements and Operational Data	25

Other Operations	26

Discontinued Operations	26

Domestic Deposits, Account Balances, and Net Flows	27

Consolidated Investment Data
Assets Managed	28
Other Investment Data	29

3/31/2009			i
LFG Analyst Coverage
First Quarter, 2009

FIRM	ANALYST	PHONE NUMBER

Bank of America - Merrill Lynch	Ed Spehar	212-449-4245
Barclays Capital	Eric Berg	212-526-2805
Bernstein	Suneet Kamath	212-756-4587
Citigroup	Colin Devine	212-816-1682
Credit Suisse	Tom Gallagher	212-538-2010
Deutsche Bank	Darin Arita	212-250-7321
Dowling & Partners	Paul Goulekas	860-676-8600
Fox-Pitt Kelton Cochran Caronia Waller	Mark Finkelstein	312-425-4079
Goldman Sachs & Company	Christopher Neczypor	212-357-8512
JP Morgan	Jimmy Bhullar	212-622-6397
Keefe, Bruyette & Woods	Jeff Schuman	860-722-5902
Langen McAlenney	Bob Glasspiegel	860-724-1203
Morgan Stanley	Nigel Dally	212-761-4132
Raymond James & Associates	Steven Schwartz	312-612-7686
Sterne, Agee & Leach	John Nadel	212-338-4717
UBS	Andrew Kligerman	212-713-2492
Wachovia Securities	John Hall	212-214-8032

Investor inquiries may be directed to:

Jim Sjoreen, Vice President, Investor Relations
Email: Jim.Sjoreen@lfg.com
Voice: (484) 583-1420
Fax: (484) 593-3962

Note: This list is provided for informational purposes only. LFG does not endorse the analyses, conclusions, or recommendations contained in any report issued by these or any other analysts.

**Statistical data will be available immediately after the release of earnings for each quarter through
LNC’s Investor Relations website: http://www.LincolnFinancial.com/investor

3/31/2009	ii
NOTES

Definitions and Presentation

"Income (loss) from operations," "operating revenues" and "return on capital" are non-GAAP financial measures and do not replace GAAP revenues, net income (loss) and return on stockholders' equity. Detailed reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are included in this statistical supplement.

*	We exclude the after-tax effects of the following items from GAAP net income (loss) to arrive at income (loss) from operations:
* Realized gains and losses associated with the following ("excluded realized gain (loss)"):
* Sale or disposal of securities;
* Impairments of securities;
* Change in the fair value of embedded derivatives within certain reinsurance arrangements and the change in the fair value of related trading securities;
* Change in the fair value of the embedded derivatives of our guaranteed living benefits within our variable annuities
("GLB") net of the change in the fair value of the derivatives we own to hedge the changes in the embedded derivative
("GLB net derivatives results");
* Net difference between the benefit ratio unlocking of SOP 03-1 reserves on our guaranteed death benefit ("GDB")
riders within our variable annuities and the change in the fair value of the derivatives excluding our expected cost of the hedging instruments ("GDB derivatives results"); and
* Changes in the fair value of the embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products as required under SFAS 133 and SFAS 157 ("indexed annuity forward-starting option");
* Income (loss) from the initial adoption of changes in accounting principles;
* Income (loss) from reserve changes (net of related amortization) on business sold through reinsurance;
* Gains (losses) on early retirement of debt, including subordinated debt;
* Losses from the impairment of intangible assets; and
* Income (loss) from discontinued operations.

*	Operating revenues represent GAAP revenues excluding the pre-tax effects of the following items, as applicable:
* Excluded realized gain (loss);
* Amortization of deferred gains arising from the reserve changes on business sold through reinsurance; and
* Revenue adjustments from the initial impact of the adoption of changes in accounting principles.

*	Return on capital measures the effectiveness of our use of total capital, which includes equity (excluding accumulated other comprehensive income), debt, capital securities and junior subordinated debentures issued to affiliated trusts. Return on capital is calculated by dividing annualized income (loss) from operations (after adding back interest expense) by average capital. The difference between return on capital and return on stockholders' equity represents the effect of leveraging on our consolidated results.

Income (loss) from operations, operating revenues and return on capital are financial measures we use to evaluate and assess our results. Our management and Board of Directors believe that these performance measures explain the results of our ongoing businesses in a manner that allows for a better understanding of the underlying trends in our current business because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments, and, in most instances, decisions regarding these items do not necessarily relate to the operations of the individual segments.

*	Certain operating and statistical measures are included in this report to provide supplemental data regarding the performance of our current business. These measures include deposits, sales, net flows, first-year premiums, in force, spreads and assets under management.

*	Sales as reported consist of the following:
* Universal life ("UL") (excluding linked-benefit products) and variable universal life ("VUL"), including corporate-owned life insurance ("COLI") and bank-owned life insurance ("BOLI") - first year commissionable premiums plus 5% of excess premiums received, including an adjustment for internal replacements at approximately 50% of target;
* Whole life and term - 100% of first year paid premiums;
* Linked-benefit - 15% of premium deposits;
* Annuities - deposits from new and existing customers;
* Group Protection - annualized first year premiums from new policies; and
* Investment Management retail sales and institutional inflows - contributions, transfer in kind purchases and reinvested dividends for new and existing accounts.

iii
Our roll forwards of deferred acquisition costs ("DAC") and value of business acquired ("VOBA"), deferred sales inducements ("DSI") and deferred front-end loads ("DFEL") disclose the net impact of prospective and retrospective unlocking on amortization for these accounts. This information helps explain a source of volatility in amortization.

* Prospective unlocking - In the third quarter of each year, we review and update our assumptions used in projecting our future estimated gross profits ("EGPs") used to amortize DAC, VOBA, DFEL, DSI and the calculations of embedded derivatives and reserves for annuity and life insurance products with certain guarantees. We may also have prospective unlocking if we experience long-term or significant deviations from expected equity market returns requiring a change to best estimate projections of EGPs and reversion to the mean ("RTM") prospective unlocking of DAC, VOBA, DFEL, DSI and other contract holder funds. These updates to assumptions result in unlocking that represent an increase or decrease to our carrying value of DAC, VOBA, DFEL, DSI and other contract holder funds based upon our updated view of future EGPs. The various assumptions that are reviewed include investment margins, mortality, retention and rider utilization. In addition, in the third quarter of each year during our annual prospective unlocking review, we may identify and implement actuarial modeling refinements which can result in prospective and retrospective unlocking impacts that impact
DAC, VOBA, DSI, DFEL and SOP 03-1, SFAS 133 and SFAS 157 reserves.

* Retrospective unlocking - On a quarterly basis, we “true-up” our models for actual gross profits and in-force experience for the period.
To the extent that actual experience differs from previously expected, a positive or negative retrospective adjustment to the amortization of DAC, VOBA, DSI and DFEL is recorded. This update to the models may generate a change in the amortization rate which results in a catch-up to the cumulative amortization, by recalculating the DAC, VOBA, DSI and DFEL balances assuming that the revised amortization rate had been used since issue.

Book value per share excluding accumulated other comprehensive income ("AOCI") is calculated based upon a non-GAAP financial measure. It is calculated by dividing (a) stockholders' equity excluding AOCI, by (b) common shares outstanding. We provide book value per share excluding
AOCI to enable investors to analyze the amount of our net worth that is primarily attributable to our business operations. We believe book value per share excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates. Book value per share is the most directly comparable GAAP measure.

Pre-tax operating margin is calculated as income (loss) from operations before federal income taxes divided by operating revenues. After-tax operating margin is calculated as income (loss) from operations divided by operating revenues.

Inter-segment transfer refers to a transfer from Retirement Solutions - Annuities to Retirement Solutions - Defined Contribution.

Reclassifications
In addition to the items discussed above, certain amounts reported in prior periods have been reclassed to the presentation adopted in the current period.
These reclassifications had no effect on net income, income from operations or stockholders' equity in the prior period.

3/31/2009				PAGE 1
Financial Highlights
Unaudited (in millions, except per share data)

	For the Three Months Ended March 31,
			Change
	2009	2008	Amount	%
Income from Operations - By Segment
Annuities	$73.9	$117.8	$(43.9)	-37.3%
Defined Contribution	29.8	40.4	(10.6)	-26.2%
Total Retirement Solutions	103.7	158.2	(54.5)	-34.5%
Life Insurance	142.2	157.4	(15.2)	-9.7%
Group Protection	25.7	26.3	(0.6)	-2.3%
Total Insurance Solutions	167.9	183.7	(15.8)	-8.6%
Investment Management	1.4	12.1	(10.7)	-88.4%
Lincoln UK	6.2	10.7	(4.5)	-42.1%
Other Operations	(108.3)	(42.3)	(66.0)	NM
Income from Operations (1)	170.9	322.4	(151.5)	-47.0%
Excluded realized loss, after-tax (2)	(188.5)	(29.5)	(159.0)	NM
Income from reserve changes (net of related amortization)
on business sold through reinsurance, after-tax	0.4	0.4	-	-
Gain on early extinguishment of debt, after-tax	41.8	-	41.8	NM
Impairment of intangibles, after-tax	(603.5)	-	(603.5)	NM
Income (loss) from discontinued operations, after-tax (3)	-	(4.2)	4.2	100.0%
Net Income (Loss)	$(578.9)	$289.1	$(868.0)	NM
	-	-
Earnings Per Share (Diluted) (4)
Income from operations (1) (5)	$0.66	$1.23	$(0.57)	-46.3%
Excluded realized loss, after-tax (2) (6)	(0.73)	(0.11)	(0.62)	NM
Gain on early extinguishment of debt, after-tax (6)	0.16	-	0.16	NM
Impairment of intangibles, after-tax (6)	(2.36)	-	(2.36)	NM
Income (loss) from discontinued operations, after-tax (3) (6)	-	(0.02)	0.02	100.0%
Net Income (Loss)	$(2.27)	$1.10	$(3.37)	NM
	-

Operating Revenues - By Segment
Annuities	$599.4	$622.6	$(23.2)	-3.7%
Defined Contribution	225.1	237.7	(12.6)	-5.3%
Total Retirement Solutions	824.5	860.3	(35.8)	-4.2%
Life Insurance	1,076.2	1,054.6	21.6	2.0%
Group Protection	421.4	399.4	22.0	5.5%
Total Insurance Solutions	1,497.6	1,454.0	43.6	3.0%
Investment Management	81.9	120.3	(38.4)	-31.9%
Lincoln UK	47.4	85.6	(38.2)	-44.6%
Other Operations	83.0	117.9	(34.9)	-29.6%
Total Operating Revenues	2,534.4	2,638.1	(103.7)	-3.9%
Excluded realized loss, pre-tax (2)	(289.9)	(45.3)	(244.6)	NM
Amortization of deferred gains arising from reserve changes
on business sold through reinsurance, pre-tax	0.6	0.7	(0.1)	-14.3%
Total Revenues	$2,245.1	$2,593.5	$(348.4)	-13.4%
	-	-

(1) Income from operations includes restructuring charges. See page 5 for detail.
(2) See page 6 for detail.
(3) Includes discontinued operations and the loss on disposal. See Discontinued Operations on page 26 for details.
(4) The income used in the calculation of our diluted earnings per share is reduced by minority interest adjustments related to outstanding stock options under the Delaware Investments U.S., Inc stock option incentive plan. See page 5 for detail of minority interest adjustments.

(5) As a result of income from operations in the first quarter of 2009, shares used in the earnings per share calculation represent diluted shares.
(6) As a result of the net loss in the first quarter of 2009, shares used in the earnings (loss) per share calculation represent basic shares since using diluted shares would have been anti-dilutive to the calculation. See page 3 for details.

3/31/2009				PAGE 2
Financial Highlights (Continued)
Unaudited (billions of dollars)

Operational Data by Segment	For the Three Months Ended March 31,
			Change
	2009	2008	Amount	%
Retirement Solutions - Annuities
Gross deposits	$2.197	$3.026	$(0.829)	-27.4%
Net flows	0.430	1.181	(0.751)	-63.6%
Account values (gross)	57.155	72.667	(15.512)	-21.3%
Account values (net of reinsurance)	56.061	71.361	(15.300)	-21.4%
Retirement Solutions - Defined Contribution
Gross deposits (1)	1.575	1.551	0.024	1.5%
Net flows	0.659	0.280	0.379	135.4%
Account values - annuities	21.645	27.509	(5.864)	-21.3%
Alliance and Smart Future mutual funds	6.848	7.255	(0.407)	-5.6%
Total annuities and mutual fund account values	28.493	34.764	(6.271)	-18.0%
Insurance Solutions - Life Insurance
Sales (in millions)	$145.2	$173.6	$(28.4)	-16.4%
Life insurance in force	525.234	536.873	(11.639)	-2.2%
Account values	30.031	32.341	(2.310)	-7.1%
Insurance Solutions - Group Protection
Annualized sales (in millions)	54.3	54.1	0.2	0.4%
Loss ratio (2)	70.8%	71.0%	NM	NM
Investment Management
Retail sales	$2.418	$3.495	$(1.077)	-30.8%
Retail net flows	(0.720)	(0.655)	(0.065)	-9.9%
Institutional inflows	2.712	1.228	1.484	120.8%
Institutional net flows	0.931	(0.510)	1.441	282.5%
Total sales and inflows	5.130	4.723	0.407	8.6%
Total net flows	0.211	(1.165)	1.376	118.1%
Assets under management - retail and institutional	51.810	78.538	(26.728)	-34.0%
Assets under management - general account	64.824	67.339	(2.515)	-3.7%
Assets under management - total segment	116.634	145.877	(29.243)	-20.0%
Consolidated
Domestic retail deposits	$6.496	$7.710	$(1.214)	-15.7%
Domestic retail account balances	134.671	172.832	(38.161)	-22.1%
Domestic retail net flows	0.925	1.359	(0.434)	-31.9%
Domestic deposits	9.118	8.846	0.272	3.1%
Domestic net flows	1.914	0.879	1.035	117.7%
Assets under management	171.208	224.776	(53.568)	-23.8%

(1) Includes deposits for mutual funds. Mutual fund account values are not included in the separate accounts reported on our Consolidated Balance Sheets, as we do not have any ownership interest in them.

(2) Represents combined loss ratio for life, disability and dental businesses.

3/31/2009				PAGE 3
Financial Highlights (Continued)
Unaudited (millions of dollars)

	For the Three Months Ended March 31,
			Change
	2009	2008	Amount	%

Balance Sheet Assets - End-of-Period	$157,426.9	$185,349.3	$(27,922.4)	-15.1%

Stockholders' Equity
Beginning-of-period (including AOCI)	$7,976.8	$11,718.4	$(3,741.6)	-31.9%
End-of-period (including AOCI)	7,323.5	11,086.3	(3,762.8)	-33.9%
End-of-period (excluding AOCI)	10,298.6	11,408.0	(1,109.4)	-9.7%
Average equity (excluding AOCI)	10,539.5	11,450.5	(911.0)	-8.0%

Return on Equity
Net income (loss)/average equity (excluding AOCI)	-22.0%	10.1%
Income from operations/average equity (excluding AOCI)	6.5%	11.3%

Return on Capital
Income (loss) from operations/average capital	5.3%	9.0%

Common Stock Outstanding
Average for the period - diluted (1)	255.6	262.8	(7.2)	-2.7%
End-of-period - assuming conversion of preferreds	256.2	259.4	(3.2)	-1.2%
End-of-period - diluted (1)	258.1	260.5	(2.4)	-0.9%

Book value (including AOCI)	$28.59	$42.74	$(14.15)	-33.1%
Book value (excluding AOCI)	40.20	43.98	(3.78)	-8.6%

Cash Returned to Shareholders
Share repurchase - dollar amount	$-	$285.7	$(285.7)	-100.0%
Dividends declared	2.6	107.5	(104.9)	-97.6%
Total Cash Returned to Shareholders	$2.6	$393.2	$(390.6)	-99.3%

Share repurchase - number of shares	-	5.450	(5.45)	-100.0%
Dividend declared on common stock - per share	$0.010	$0.415	$(0.405)	-97.6%
Dividend payout ratio (2)	-0.4%	37.7%
Annualized yield (3)	0.6%	3.2%

Comprehensive Income (Loss)
Net income (loss)	$(578.9)	$289.1	$(868.0)	NM
Net unrealized gain (loss) on available-for-sale securities	(120.2)	(538.2)	418.0	77.7%
Unrealized other-than-temporary impairment on available-for-sale securities	(57.9)	-	(57.9)	NM
Net unrealized gain on derivative instruments	(69.3)	(8.3)	(61.0)	NM
Foreign currency translation adjustment	16.9	(1.2)	18.1	NM
Funded status of employee benefit plans	0.9	0.6	0.3	50.0%
Comprehensive Income (Loss)	$(808.5)	$(258.0)	$(550.5)	NM

Ratios
Debt to total capitalization (4)	27.3%	21.7%
Debt to equity (4)	37.6%	27.7%

	Ratings as of May 5, 2009
				Standard &
	A.M. Best	Fitch	Moody's	Poor's

Senior Debt Ratings	a-	BBB	Baa2	A-

Financial Strength Ratings
Lincoln National Life Insurance Company	A+	A+	A2	AA-
First Penn-Pacific Life Insurance Company	A+	A+	A2	A+
Lincoln Life & Annuity Company of New York	A+	A+	A2	AA-

(1) As a result of the net loss in the first quarter of 2009, shares used represent basic shares, since using diluted shares would have been anti-dilutive to the calculation. In the absence of the net loss, weighted average diluted shares for the first quarter of 2009 would have totaled 257.8 million.

(2) Indicated dividend divided by net income (loss) per share.
(3) Indicated dividend divided by the closing price.
(4) Equity used in calculation excludes AOCI and $375 million of senior notes issued in October of 2007 because the proceeds were reinvested in a pool of long-term assets. Capital securities are considered 25% debt and 75% equity.

3/31/2009							PAGE 4
Consolidated Operating Expense Detail
Unaudited (in millions)

	For the Three Months Ended
	March	June	Sept.		Dec.	March	%
	2008	2008	2008		2008	2009	Change

Commissions	$423.9	$430.7	$431.9		$406.6	$362.4	-14.5%

General and Administrative Expenses
General and administrative expenses	403.3	404.8	399.1		432.9	374.4	-7.2%
Merger-related expenses	13.8	14.9	12.6		8.1	6.7	-51.4%
Total General and Administrative Expenses
Excluding Broker-Dealer	417.1	419.7	411.7		441.0	381.1	-8.6%

Communications expenses	15.5	15.4	14.1		14.8	12.9	-16.8%
Restructuring charges associated with merger-related cost saving initiatives	0.9	1.2	0.4		0.1	-	-100.0%
Restructuring charges for expense initiatives	-	-	-		8.0	5.1	NM
Taxes, licenses and fees	62.3	52.3	60.3		49.0	57.4	-7.9%
Interest and debt expense	75.4	64.8	68.6		72.3	64.7	-14.2%
Total Commissions and Expenses Incurred	995.1	984.1	987.0		991.8	883.6	-11.2%

Less: Commissions and Expenses Capitalized	(456.5)	(464.7)	(464.2)		(471.2)	(384.1)	15.9%

Amortization
Amortization of DAC and VOBA, net of interest	255.2	309.0	219.6		652.4	224.5	-12.0%
Amortization of intangibles	1.6	1.6	1.4		1.4	1.1	-31.3%
Total Amortization	256.8	310.6	221.0		653.8	225.6	-12.1%

Broker-Dealer Commissions and G&A	89.2	85.1	78.5		73.3	64.1	-28.1%

Total	$884.6	$915.1	$822.3		$1,247.7	$789.2	-10.8%
	(0.0)	0.0		)	0.0	-

Merger-Related Expenses (1)
Severance and employee-related charges	$3.1	$2.5	$1.2		$1.7	$0.7	-77.4%
Systems integration and related expenses	9.3	12.0	9.6		7.5	5.1	-45.2%
Other expenses	2.3	1.6	2.2		(1.0)	0.9	-60.9%
Total Merger-Related Expenses	$14.7	$16.1	$13.0		$8.2	$6.7	-54.4%

(1) Represents merger-related expenses included in general and administrative expenses and restructuring charges.

3/31/2009						PAGE 5
Results Summary
Unaudited (millions of dollars)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Operating Revenues
Annuities	$622.6	$618.7	$675.2	$693.7	$599.4	-3.7%
Defined Contribution	237.7	239.4	240.8	217.9	225.1	-5.3%
Total Retirement Solutions	860.3	858.1	916.0	911.6	824.5	-4.2%
Life Insurance	1,054.6	1,087.9	1,073.8	1,042.8	1,076.2	2.0%
Group Protection	399.4	424.9	402.8	412.5	421.4	5.5%
Total Insurance Solutions	1,454.0	1,512.8	1,476.6	1,455.3	1,497.6	3.0%
Investment Management	120.3	124.3	109.9	83.2	81.9	-31.9%
Lincoln UK	85.6	97.9	79.8	64.4	47.4	-44.6%
Other Operations	117.9	110.1	111.8	98.6	83.0	-29.6%
Total Operating Revenues	2,638.1	2,703.2	2,694.1	2,613.1	2,534.4	-3.9%
Excluded realized loss, pre-tax (1)	(45.3)	(120.3)	(256.5)	(337.1)	(289.9)	NM
Amortization of deferred gains arising from reserve changes on business sold through reinsurance, pre-tax	0.7	0.7	0.6	0.7	0.6	-14.3%
Total Revenues	$2,593.5	$2,583.6	$2,438.2	$2,276.7	$2,245.1	-13.4%
	-	-	-	-	-
Income (Loss) from Operations
Annuities	$117.8	$116.2	$130.9	$(171.7)	$73.9	-37.3%
Defined Contribution	40.4	41.2	42.3	(1.1)	29.8	-26.2%
Total Retirement Solutions	158.2	157.4	173.2	(172.8)	103.7	-34.5%
Life Insurance	157.4	163.6	137.3	82.5	142.2	-9.7%
Group Protection	26.3	32.2	27.2	18.4	25.7	-2.3%
Total Insurance Solutions	183.7	195.8	164.5	100.9	167.9	-8.6%
Investment Management	12.1	15.0	5.3	(4.3)	1.4	-88.4%
Lincoln UK	10.7	18.0	12.3	9.4	6.2	-42.1%
Other Operations	(42.3)	(44.4)	(39.5)	(54.8)	(108.3)	NM
Income (Loss) from Operations	322.4	341.8	315.8	(121.6)	170.9	-47.0%
Excluded realized loss, after-tax (1)	(29.5)	(78.2)	(166.8)	(219.1)	(188.5)	NM
Income (loss) from reserve changes (net of related amortization) on business sold through reinsurance, after-tax	0.4	0.4	0.4	0.4	0.4	0.0%
Gain on early extinguishment of debt, after-tax	-	-	-	-	41.8	NM
Impairment of intangibles, after-tax	-	(139.0)	-	(165.6)	(603.5)	NM
Income (loss) from discontinued operations, after-tax (2)	(4.2)	(0.3)	(1.0)	0.4	-	100.0%
Net Income (Loss)	$289.1	$124.7	$148.4	$(505.5)	$(578.9)	NM

	For the Three Months Ended
	March	June	Sept.	Dec.	March
	2008	2008	2008	2008	2009
Stockholders' Equity
Beginning-of-period (including AOCI)	$11,718.4	$11,086.3	$10,497.7	$9,500.1	$7,976.8
End-of-period (including AOCI)	11,086.3	10,497.7	9,500.1	7,976.8	7,323.5
End-of-period (excluding AOCI)	11,408.0	11,306.0	11,310.4	10,780.3	10,298.6
Average equity (excluding AOCI)	11,450.5	11,357.0	11,308.2	11,045.3	10,539.5

Minority Interest Adjustment (3)	$0.3	$0.2	$0.1	$-	$0.1

Restructuring Charges, After-Tax	$0.6	$0.8	$0.3	$5.3	$3.3

Common Shares Outstanding
Average for the period - diluted - income from operations (4)	262.8	259.6	257.6	255.4	257.8
Average for the period - diluted - net income (5)	262.8	259.6	257.6	255.4	255.6
End-of-period - diluted (4)	260.5	257.8	256.9	257.7	258.1

Per Share Data (Diluted) (3)
Net income (loss) (5)	$1.10	$0.48	$0.58	$(1.98)	$(2.27)
Income (loss) from operations (4)	1.23	1.32	1.23	(0.48)	0.66
Restructuring charges	0.00	0.00	0.00	0.02	0.01

Stockholders' Equity Per Share
Stockholders' equity (including AOCI)	$42.74	$40.85	$37.11	$31.15	$28.59
Stockholders' equity (excluding AOCI)	43.98	43.99	44.18	42.09	40.20
Dividends declared (common stock)	0.415	0.415	0.415	0.210	0.010

Return on Equity
Net income (loss)/average equity	10.1%	4.4%	5.2%	-18.3%	-22.0%
Income (loss) from operations/average equity	11.3%	12.0%	11.2%	-4.4%	6.5%

Market Value of Common Stock
Highest price	$58.11	$56.80	$59.99	$45.50	$25.59
Lowest price	45.50	45.18	39.83	4.76	4.90
Closing price	52.00	45.32	42.81	18.84	6.69

(1) See page 6 for detail.
(2) Includes discontinued operations and the loss on disposition. See Discontinued Operations on page 26 for details.
(3) The income used in the calculation of our diluted earnings per share is reduced by minority interest adjustments related to outstanding stock options under the Delaware Investments U.S., Inc stock option incentive plan.

(4) As a result of income from operations in the first quarter of 2009, shares used represent diluted shares.
(5) As a result of the net loss in the first quarter of 2009 and fourth quarter of 2008, shares used represent basic shares, since using diluted shares would have been anti-dilutive to the calculation. In the absence of the net loss, weighted average diluted shares for the first quarter of 2009 and fourth quarter of 2008 would have totaled 257.8 million and 257.6 million, respectively.

3/31/2009 PAGE 6
Details Underlying Realized Loss, After-DAC (1)
Unaudited (millions of dollars)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Pre-Tax
Operating realized gain (2):
Indexed annuity net derivatives results (3)	$(1.4)	$(0.6)	$2.0	$(0.5)	$(0.2)	85.7%
GLB (4)	5.8	10.4	10.9	11.1	16.3	181.0%
GDB (5)	5.8	2.6	39.4	136.9	80.7	NM
Total operating realized gain	10.2	12.4	52.3	147.5	96.8	NM
Realized loss related to certain investments (6)	(41.1)	(124.6)	(313.9)	(569.5)	(152.5)	NM
Gain (loss) on certain reinsurance derivative/
trading securities (7)	0.4	1.5	(1.8)	3.4	21.7	NM
GLB net derivatives results (8)	(6.7)	1.4	88.8	314.5	(130.3)	NM
GDB derivatives results (5)	(5.2)	(2.5)	(33.4)	(86.3)	(31.6)	NM
Indexed annuity forward-starting option (9)	4.8	2.1	1.6	(1.4)	0.6	-87.5%
Gain on sale of subsidiaries/businesses	2.5	1.8	2.2	2.2	2.2	-12.0%
Total excluded realized loss	(45.3)	(120.3)	(256.5)	(337.1)	(289.9)	NM
Total Realized Loss	$(35.1)	$(107.9)	$(204.2)	$(189.6)	$(193.1)	NM

After-Tax
Operating realized gain (2):
Indexed annuity net derivatives results (3)	$(0.9)	$(0.4)	$1.3	$(0.3)	$(0.1)	88.89%
GLB (4)	3.8	6.8	7.1	7.2	10.6	178.9%
GDB (5)	3.8	1.7	25.6	89.0	52.5	NM
Total operating realized gain	6.7	8.1	34.0	95.9	63.0	NM
Realized loss related to certain investments (6)	(27.1)	(80.6)	(204.0)	(370.1)	(99.1)	NM
Gain (loss) on certain reinsurance derivative/
trading securities (7)	0.6	0.6	(1.2)	2.2	14.1	NM
GLB net derivatives results (8)	(4.2)	0.9	57.6	204.4	(84.8)	NM
GDB derivatives results (5)	(3.4)	(1.6)	(21.6)	(56.1)	(20.5)	NM
Indexed annuity forward-starting option (9)	3.1	1.4	1.0	(0.9)	0.4	-87.1%
Gain (loss) on sale of subsidiaries/businesses	1.5	1.1	1.4	1.4	1.4	-6.7%
Total excluded realized loss	(29.5)	(78.2)	(166.8)	(219.1)	(188.5)	NM
Total Realized Loss	$(22.8)	$(70.1)	$(132.8)	$(123.2)	$(125.5)	NM

Components of GLB Net Derivatives Results
Net valuation premium, net of reinsurance (10)	$17.0	$19.2	$21.4	$22.3	$22.2	30.6%
Change in reserves hedged (10):
Unlocking	-	-	79.6	84.3	-	NM
Other	(374.5)	213.4	(650.9)	(2,657.0)	233.2	162.3%
Change in market value of derivative assets (10)	315.1	(245.8)	318.4	2,969.1	(309.8)	NM
Hedge program ineffectiveness (10)	(59.4)	(32.4)	(252.9)	396.4	(76.6)	-29.0%
Change in reserves not hedged (10)	92.3	16.4	372.0	158.8	(55.4)	NM
Change in SOP 03-1 reserve not hedged (10)	-	-	-	-	(6.3)	NM
Associated amortization expense of DAC,
VOBA, DSI and DFEL:
Unlocking	10.5	(0.6)	(100.7)	297.7	(61.0)	NM
Other amortization	(33.6)	(1.2)	49.0	(560.7)	46.8	239.3%
Loss from the initial impact of adopting SFAS 157, after-DAC	(33.5)	-	-	-	-	100.0%
GLB Net Derivatives Results (8)	$(6.7)	$1.4	$88.8	$314.5	$(130.3)	NM

(1) DAC refers to the associated amortization expense of DAC, VOBA, DSI and DFEL and changes in other contract holder funds and funds withheld reinsurance liabilities.
(2) We exclude from our definitions of income (loss) from operations and operating revenues any realized gains (losses) that are not necessarily indicative of current operating fundamentals or future performance of the business segments, and in many instances, decisions regarding these items do not necessarily relate to the operations of the individual segments.

(3) Represents the net difference between the change in the fair value of the S&P 500 Index® call options that we hold and the change in the fair value of the embedded derivative liabilities of our indexed annuity products. The change in the fair value of the liability for the embedded derivative represents the amount that is credited to the indexed annuity contract.

(4) In bifurcating the embedded derivative for our GLBs, we attribute to the embedded derivative the portion of total fees collected from the contract holder that relates to the GLB riders (the “attributed fees”). These attributed fees represent the present value of future claims expected to be paid for the GLB at the inception of the contract (the “net valuation premium”) plus a margin that a theoretical market participant would include for risk/profit (the “risk/profit margin”). We include the risk/profit margin portion of the GLB attributed rider fees as well as the benefit ratio unlocking of our SOP 03-1 reserves on GLB riders including expected costs of the hedging instruments in operating realized gain and include the net valuation premium of the GLB attributed rider fees in excluded realized gain (loss). For our Retirement Solutions – Annuities and Retirement Solutions – Defined Contribution segments, the excess of total fees collected from the contract holders over the GLB attributed rider fees is reported in insurance fees.

(5) Represents the change in the fair value of the derivatives that offsets the benefit ratio unlocking of our SOP 03-1 reserves on our GDB riders, including our expected cost of the hedging instruments. These changes in reserves attributable to Retirement Solutions’ benefit ratio unlocking of its SOP 03-1 reserves for GDB riders and associated amortization of DAC, VOBA, DSI and DFEL is offset in benefits within income from operations. This approach (as well as the one in (4) above) excludes the benefit ratio unlocking from income from operations according to our definition of income from operations and instead reflects it within GDB derivatives results, a component of excluded realized gain (loss). On our Consolidated Statements of Income, the benefit ratio unlocking is reported within benefits.

(6) See page 29 for detail.
(7) Represents changes in the fair values of total return swaps (embedded derivatives) theoretically included in our various modified coinsurance and coinsurance with funds withheld reinsurance arrangements that have contractual returns related to various assets and liabilities associated with these arrangements. Changes in the fair value of these derivatives are offset by the change in fair value of trading securities in the portfolios that support these arrangements.

(8)  Represents the net valuation premium, the change in the fair value of the embedded derivative liabilities of our GLB products and the change in the fair value of the derivative instruments we own to hedge. This includes the cost of purchasing the hedging instruments. Refer to the table above titled "Components of GLB Net Derivatives Results" for a detailed breakout of the GLB net derivatives results line item.

(9) Represents changes in the fair value of embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products as required under SFAS 133 and SFAS 157. These fair values represent an estimate of the cost of the options we will purchase in the future, discounted back to the date of the balance sheet, using current market indications of volatility and interest rates, which can vary significantly from period to period due to a number of factors and therefore can provide results that are not indicative of the underlying trends.

(10) Amounts are before the associated amortization expense of DAC, VOBA, DSI and DFEL.

3/31/2009						PAGE 7
Consolidated Statements of Income
Unaudited (in millions)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Revenues
Insurance premiums	$508.8	$529.7	$533.2	$524.5	$518.5	1.9%
Surrender charges	28.9	27.8	32.3	33.0	31.8	10.0%
Mortality assessments	330.8	337.0	340.3	346.6	351.1	6.1%
Expense assessments	454.1	479.4	421.0	407.4	344.9	-24.0%
Investment advisory fees	76.2	75.8	67.7	48.4	43.7	-42.7%
Net investment income	1,065.4	1,076.8	1,089.0	976.9	1,026.6	-3.6%
Realized loss:
Total other-than-temporary impairment losses on securities	(56.5)	(99.8)	(239.1)	(457.2)	(213.8)	NM
Portion of loss recognized in other comprehensive income	-	-	-	-	89.2	NM
Net other-than-temporary impairment losses on securities recognized in earnings	(56.5)	(99.8)	(239.1)	(457.2)	(124.6)	100.0%
Realized gain (loss), excluding other-than-temporary impairment losses on securities	21.5	(8.1)	34.7	267.7	(68.5)	NM
Total realized loss (1)	(35.1)	(107.9)	(204.2)	(189.6)	(193.1)	NM
Amortization of deferred gains on business sold through reinsurance	19.1	19.1	19.1	19.0	19.0	-0.5%
Other revenues and fees	145.3	145.9	140.0	110.4	102.6	-29.4%
Total Revenues	2,593.6	2,583.6	2,438.2	2,276.7	2,245.1	-13.4%
	-	-	-	-	-
Benefits and Expenses
Interest credited	611.7	612.7	624.7	653.1	626.9	2.5%
Benefits	679.0	686.5	839.1	961.2	938.9	38.3%
Underwriting, acquisition, insurance and other expenses	809.2	844.8	753.7	1,168.3	724.5	-10.5%
Interest and debt expense	75.4	64.8	68.6	72.3	0.4	-99.5%
Impairment of intangibles	-	175.0	-	217.7	603.7	NM
Total Benefits and Expenses	2,175.3	2,383.8	2,286.1	3,072.6	2,894.4	33.1%
	-	-	-	-	-
Income (loss) from continuing operations before taxes	418.3	199.8	152.1	(795.9)	(649.3)	NM
Federal income tax expense (benefit)	125.0	74.8	2.7	(290.0)	(70.4)	NM
Income (Loss) from Continuing Operations	293.3	125.0	149.4	(505.9)	(578.9)	NM
Income (loss) from discontinued operations, net of federal income tax expense (benefit) (2)	(4.2)	(0.3)	(1.0)	0.4	-	100.0%
Net Income (Loss)	$289.1	$124.7	$148.4	$(505.5)	$(578.9)	NM
	-	(0.0)	-	-	-
Earnings (Loss) Per Share (Diluted) (3) (4)
Income (loss) from continuing operations	$1.12	$0.48	$0.58	$(1.98)	$(2.27)	NM
Loss from discontinued operations, net of federal income tax expense (benefit) (2)	(0.02)	-	-	-	-	100.0%
Net Income (Loss)	$1.10	$0.48	$0.58	$(1.98)	$(2.27)	NM

Roll Forward of DAC and VOBA
Balance at beginning-of-period	$9,579.8	$9,995.5	$10,608.1	$11,651.7	$11,936.8
Business sold through reinsurance	-	-	-	-	(292.9)
Deferrals	456.5	464.7	464.2	471.2	384.1
Amortization, net of interest:
Unlocking	(10.9)	(17.5)	18.1	(556.1)	(74.4)
Other amortization	(244.3)	(291.5)	(237.7)	(96.3)	(150.1)
Deferrals, net of amortization included in underwriting, acquisition, insurance and other expenses	201.3	155.7	244.6	(181.2)	159.6
Adjustment related to realized (gains) losses on available-for-sale securities and derivatives	(1.4)	4.8	34.4	(142.6)	12.8
Adjustment related to unrealized (gains) losses on available-for-sale securities and derivatives	216.6	449.5	844.7	726.2	115.0
Foreign currency translation adjustment	(0.8)	2.6	(80.1)	(117.3)	(9.0)
Balance at End-of-Period	$9,995.5	$10,608.1	$11,651.7	$11,936.8	$11,922.3

Roll Forward of DFEL
Balance at beginning-of-period	$1,183.1	$1,235.6	$1,281.5	$1,324.9	$1,281.6
Business sold through reinsurance	-	-	-	-	(11.0)
Deferrals	102.0	104.1	110.5	114.9	108.8
Amortization, net of interest:
Unlocking	(3.2)	(10.4)	15.1	(60.6)	(8.2)
Other amortization	(46.6)	(48.7)	(40.5)	(24.8)	(31.0)
Deferrals, net of amortization included in expense assessments	52.2	45.0	85.1	29.5	69.6
Adjustment related to realized gains (losses) on available-for-sale securities and derivatives	0.8	(0.5)	(2.4)	(15.3)	(4.4)
Adjustment related to unrealized gains (losses) on available-for-sale securities and derivatives	-	-	-	-	1.4
Foreign currency translation adjustment	(0.5)	1.4	(39.3)	(57.5)	(4.4)
Balance at End-of-Period	$1,235.6	$1,281.5	$1,324.9	$1,281.6	$1,332.8
	-	-	-	-	-
Roll Forward of DSI
Balance at beginning-of-period	$279.2	$297.6	$314.2	$328.3	$262.7
Deferrals	26.0	26.3	24.5	19.0	15.9
Amortization, net of interest:
Unlocking	0.5	(0.2)	(2.7)	(48.2)	(5.7)
Other amortization	(6.2)	(8.5)	(5.5)	4.6	1.1
Deferrals, net of amortization included in insurance benefits or interest credited	20.3	17.6	16.3	(24.6)	11.3
Adjustment related to realized (gains) losses on available-for-sale securities and derivatives	(1.9)	(1.0)	(2.2)	(41.0)	5.2
Adjustment related to unrealized (gains) losses on available-for-sale securities and derivatives	-	-	-	-	0.2
Balance at End-of-Period	$297.6	$314.2	$328.3	$262.7	$279.4

(1) See page 6 for detail.
(2) Contains discontinued operations and the loss on disposition. See Discontinued Operations on page 26 for additional details.
(3) The income used in the calculation of our diluted earnings per share is reduced by minority interest adjustments related to outstanding stock options under the Delaware Investments U.S., Inc stock option incentive plan. See page 5 for detail of our minority interest adjustments.

(4) As a result of the net loss in the first quarter of 2009 and the fourth quarter of 2008, shares used in the earnings (loss) per share calculation represent basic shares, since using diluted shares would have been anti-dilutive to the calculation. In the absence of the net loss, weighted average diluted shares for the first quarter of 2009 and the fourth quarter of 2008 would have totaled 257.8 million and 257.6 million, respectively.

3/31/2009								PAGE 8
Consolidating Statements of Income From Operations
Unaudited (in millions)
For the Quarter Ended March 31, 2009

	Retirement Solutions		Insurance Solutions
		Defined		Group	Investment		Other
	Annuities	Contribution	Life	Protection	Management	Lincoln UK	Operations (1)	Consolidated
Operating Revenues
Insurance premiums	$27.1	$-	$90.5	$389.8	$-	$10.3	$0.8	$518.5
Surrender charges	9.2	1.0	21.6	-	-	-	-	31.8
Mortality assessments	-	-	344.1	-	-	7.0	-	351.1
Expense assessments	171.5	39.6	116.5	-	-	16.7	-	344.3
Investment advisory fees - external	-	-	-	-	43.7	-	-	43.7
Investment advisory fees - inter-segment	-	-	-	-	19.9	-	(19.9)	-
Net investment income	240.4	175.5	497.7	30.1	-	13.4	69.7	1,026.8
Operating realized gain (2)	90.2	6.6	-	-	-	-	-	96.8
Amortization of deferred gain on business sold through reinsurance	-	-	-	-	-	-	18.4	18.4
Other revenues and fees	61.0	2.4	5.8	1.5	18.3	-	14.0	103.0
Total Operating Revenues	599.4	225.1	1,076.2	421.4	81.9	47.4	83.0	2,534.4

Operating Expenses
Interest credited	161.1	111.5	302.8	0.6	-	-	50.9	626.9
Benefits	169.8	6.4	355.7	282.0	-	18.4	106.6	938.9
Underwriting, acquisition, insurance and other expenses	205.9	70.8	224.0	99.3	58.5	19.5	46.5	724.5
Expenses for investment advisory fees - inter-segment	-	-	-	-	19.9	-	(19.9)	-
Interest and debt expense	-	-	-	-	-	-	64.7	64.7
Total Operating Expenses	536.8	188.7	882.5	381.9	78.4	37.9	248.8	2,355.0

Income (loss) from operations before federal income tax expense (benefit)	62.6	36.4	193.7	39.5	3.5	9.5	(165.8)	179.4
Federal income tax expense (benefit)	(11.3)	6.6	51.5	13.8	2.1	3.3	(57.5)	8.5
Income (Loss) from Operations	$73.9	$29.8	$142.2	$25.7	$1.4	$6.2	$(108.3)	$170.9
	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
(1) Includes inter-segment eliminations.
(2) For detail, see pages 12 and 16.

3/31/2009								PAGE 9
Consolidating Statements of Income From Operations
Unaudited (in millions)
For the Quarter Ended March 31, 2008

	Retirement Solutions		Insurance Solutions
		Defined		Group	Investment		Other
	Annuities	Contribution	Life	Protection	Management	Lincoln UK	Operations (1)	Consolidated
Operating Revenues
Insurance premiums	$31.6	$-	$86.4	$370.4	$-	$19.0	$1.4	$508.8
Surrender charges	9.6	1.9	17.2	-	-	-	-	28.7
Mortality assessments	-	-	321.7	-	-	9.1	-	330.8
Expense assessments	236.0	59.3	121.3	-	-	37.1	-	453.7
Investment advisory fees - external	-	-	-	-	76.2	-	-	76.2
Investment advisory fees - inter-segment	-	-	-	-	20.0	-	(20.0)	-
Net investment income	247.8	171.7	499.3	27.7	-	20.3	98.6	1,065.4
Operating realized gain (2)	10.2	-	-	-	-	-	-	10.2
Amortization of deferred gain on business sold through reinsurance	-	-	-	-	-	-	18.5	18.5
Other revenues and fees	87.4	4.8	8.7	1.3	24.1	0.1	19.4	145.8
Total Operating Revenues	622.6	237.7	1,054.6	399.4	120.3	85.6	117.9	2,638.1

Operating Expenses
Interest credited	163.2	105.9	296.5	0.2	-	-	45.8	611.6
Benefits	51.4	-	300.1	269.1	-	30.7	27.8	679.1
Underwriting, acquisition, insurance and other expenses	251.7	76.3	219.5	89.6	81.1	38.5	52.5	809.2
Expenses for investment advisory fees - inter-segment	-	-	-	-	20.0	-	(20.0)	-
Interest and debt expense	-	-	-	-	-	-	75.4	75.4
Total Operating Expenses	466.3	182.2	816.1	358.9	101.1	69.2	181.5	2,175.3

Income (loss) from operations before federal income tax expense (benefit)	156.3	55.5	238.5	40.5	19.2	16.4	(63.6)	462.8
Federal income tax expense (benefit)	38.5	15.1	81.1	14.2	7.1	5.7	(21.3)	140.4
Income (Loss) from Operations	$117.8	$40.4	$157.4	$26.3	$12.1	$10.7	$(42.3)	$322.4

(1) Includes inter-segment eliminations.
(2) For detail, see page 12.

3/31/2009					PAGE 10
Consolidated Balance Sheets
Unaudited (millions of dollars)

	As of
	March	June	Sept.	Dec.	March
	2008	2008	2008	2008	2009
ASSETS
Investments:
Corporate bonds	$43,535.4	$42,618.0	$40,020.7	$36,710.4	$37,705.4
U.S. Government bonds	231.9	203.9	217.0	245.9	233.4
Foreign government bonds	1,037.4	907.5	786.5	760.8	764.8
Asset and mortgage-backed securities	10,568.8	10,547.7	10,661.6	10,129.6	9,754.6
State and municipal bonds	153.0	141.7	129.7	125.4	125.6
Preferred stocks - redeemable	97.5	98.8	115.6	962.3	765.1
Common stocks	384.2	330.7	433.5	234.4	162.1
Preferred stocks - equity	90.2	133.9	59.1	54.1	42.9
Total available-for-sale securities	56,098.4	54,982.2	52,423.7	49,222.9	49,553.9
Trading securities	2,713.6	2,550.5	2,393.4	2,332.5	2,245.6
Mortgage loans on real estate	7,531.9	7,677.9	7,688.1	7,715.4	7,615.9
Real estate	175.3	135.7	126.9	125.4	129.4
Policy loans	2,854.8	2,852.5	2,870.1	2,923.3	2,907.6
Derivative investments	1,091.1	889.9	1,262.2	3,397.2	2,226.1
Other investments	1,141.0	1,163.5	1,193.0	1,624.2	1,476.3
Total investments	71,606.1	70,252.2	67,957.4	67,340.9	66,154.8
Cash and invested cash	2,446.8	1,921.4	2,159.7	5,926.4	5,613.4
DAC and VOBA	9,995.5	10,608.1	11,651.7	11,936.8	11,922.3
Premiums and fees receivable	468.1	399.3	463.2	481.4	488.8
Accrued investment income	917.3	875.9	921.2	831.8	881.4
Reinsurance recoverables	8,356.4	8,168.9	8,222.5	8,450.4	8,033.1
Reinsurance related derivative assets	-	-	9.2	31.2	106.9
Goodwill	4,128.4	4,045.0	4,041.3	3,944.1	3,344.1
Other assets	2,727.6	2,715.0	2,882.9	3,560.2	3,395.6
Separate account assets	84,703.1	85,295.4	74,970.8	60,632.6	57,486.5
Total Assets	$185,349.3	$184,281.2	$173,279.9	$163,135.8	$157,426.9
	-	-	-	-	-
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Future contract benefits	$16,501.0	$16,218.1	$16,572.0	$19,259.7	$18,836.2
Other contract holder funds	60,175.8	60,362.5	60,387.2	60,847.1	61,525.3
Short-term debt	410.6	900.0	635.2	814.7	1,435.7
Long-term debt	4,627.0	4,101.8	4,569.4	4,731.0	4,344.9
Reinsurance related derivative liabilities	205.2	112.5	-	-	-
Funds withheld reinsurance liabilities	2,117.0	2,068.7	2,062.4	2,042.3	1,215.0
Deferred gain on indemnity reinsurance	676.6	657.6	638.5	619.5	547.7
Payables for collateral under securities loaned and derivatives	1,796.2	1,491.1	1,668.4	3,705.9	2,385.9
Other liabilities	3,050.5	2,575.8	2,275.9	2,506.2	2,326.2
Separate account liabilities	84,703.1	85,295.4	74,970.8	60,632.6	57,486.5
Total liabilities	174,263.0	173,783.5	163,779.8	155,159.0	150,103.4
Stockholders' Equity
Preferred stock	0.4	0.4	0.4	0.4	0.4
Common stock	7,074.8	7,023.1	7,006.4	7,035.3	7,033.5
Retained earnings	4,332.8	4,282.5	4,303.6	3,744.6	3,264.7
Accumulated other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale securities	(452.1)	(939.4)	(1,903.7)	(2,654.5)	(2,698.7)
Unrealized other-than-temporary impairment on available-for-sale securities	-	-	-	-	(76.0)
Net unrealized gain on derivative instruments	43.9	41.4	53.5	127.1	57.8
Foreign currency translation adjustment	174.4	177.2	121.2	6.3	23.2
Funded status of employee benefit plans	(87.9)	(87.5)	(81.3)	(282.4)	(281.4)
Total accumulated other comprehensive income (loss)	(321.7)	(808.3)	(1,810.3)	(2,803.5)	(2,975.1)
Total stockholders' equity	11,086.3	10,497.7	9,500.1	7,976.8	7,323.5
Total Liabilities and Stockholders' Equity	$185,349.3	$184,281.2	$173,279.9	$163,135.8	$157,426.9
	-	-	-	-	-
Share Data
Stockholders' equity per share	$42.74	$40.85	$37.11	$31.15	$28.59
Book value, excluding AOCI	43.98	43.99	44.18	42.09	40.20
Common shares outstanding - assuming conversion of preferred shares (in millions)	259.4	257.0	256.0	256.1	256.2

3/31/2009								PAGE 11
Balance Sheet Data - Segment Highlights
Unaudited (in millions)

	Retirement Solutions		Insurance Solutions
As of March 31, 2009	Annuities	Defined Contribution	Life	Group Protection	Investment Management	Lincoln UK	Other Operations (1)	Consolidated

Assets
Allocated investments and cash and invested cash (2)	$21,612.9	$11,565.8	$31,353.8	$2,015.2	$131.1	$948.1	$4,141.3	$71,768.2
DAC and VOBA	3,056.6	918.2	7,265.0	148.7	-	522.8	11.0	11,922.3
Goodwill	439.8	20.2	2,188.5	274.3	247.7	-	173.6	3,344.1
DSI and other intangibles	277.2	4.1	88.0	-	5.0	-	169.4	543.7
Reinsurance recoverables	726.4	-	2,858.3	36.5	-	57.1	4,354.8	8,033.1
Separate account assets	39,232.2	9,716.8	3,828.3	-	-	4,551.3	157.9	57,486.5

Liabilities and Capital
Future contract benefits	3,764.1	29.9	6,489.3	1,407.8	-	797.4	6,347.7	18,836.2
Other contract holder funds	17,432.3	11,914.1	30,186.4	157.3	-	270.5	1,564.7	61,525.3

Allocated capital (3)	4,294.7	1,032.9	8,008.4	1,039.7	359.8	384.8	(4,821.7)	10,298.6

As of December 31, 2008

Assets
Allocated investments and cash and invested cash (2)	$23,175.5	$11,304.2	$31,934.0	$1,962.9	$174.2	$1,002.8	$3,713.7	$73,267.3
DAC and VOBA	2,976.9	883.3	7,383.5	145.9	-	533.5	13.7	11,936.8
Goodwill	1,039.8	20.2	2,188.5	274.3	247.7	-	173.6	3,944.1
DSI and other intangibles	260.7	4.6	89.0	-	5.1	-	169.4	528.8
Reinsurance recoverables	725.8	-	2,039.0	33.2	-	54.5	5,597.9	8,450.4
Separate accounts assets	40,849.5	10,579.7	4,063.5	-	-	4,977.9	162.0	60,632.6

Liabilities and Capital
Future contract benefits	3,958.0	24.8	6,379.9	1,378.4	-	828.4	6,690.2	19,259.7
Other contract holder funds	17,219.9	11,627.8	29,999.2	148.6	-	277.4	1,574.2	60,847.1

Allocated capital (3)	4,401.4	933.7	8,294.8	989.8	364.9	392.4	(4,596.7)	10,780.3

(1) Includes inter-segment eliminations.
(2) Includes inter-segment cash management balances our segments utilize to borrow money to meet their short-term needs and also to invest short-term funds with other segments. These balances eliminate in consolidation.

(3) Allocated capital is based on internal economic capital models plus certain other items (principally intangibles, including DAC and VOBA, goodwill and other items).

3/31/2009						PAGE 12
Retirement Solutions - Annuities
Income Statements and Operational Data
Unaudited (millions of dollars)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Operating Revenues
Insurance premiums (1)	$31.6	$19.0	$52.1	$33.7	$27.1	-14.2%
Surrender charges	9.6	9.6	13.0	13.2	9.2	-4.2%
Expense assessments	236.0	247.6	233.3	200.7	171.5	-27.3%
Net investment income	247.8	245.3	243.1	235.5	240.4	-3.0%
Operating realized gain (2)	10.2	12.4	52.1	144.0	90.2	NM
Other revenues and fees (3)	87.4	84.8	81.6	66.6	61.0	-30.2%
Total Operating Revenues	622.6	618.7	675.2	693.7	599.4	-3.7%
	-	-	-	-	-
Operating Expenses
Interest credited	163.2	163.0	170.0	201.4	161.1	-1.3%
Benefits (1) (4)	51.4	35.2	112.9	253.2	169.8	230.4%
Underwriting, acquisition, insurance and other expenses	251.7	268.2	253.7	548.0	205.9	-18.2%
Total Operating Expenses	466.3	466.4	536.6	1,002.6	536.8	15.1%
	-	-	-	-	-
Income (loss) from operations before federal income tax expense (benefit)	156.3	152.3	138.6	(308.9)	62.6	-59.9%
Federal income tax expense (benefit)	38.5	36.1	7.7	(137.2)	(11.3)	NM
Income (Loss) from Operations	$117.8	$116.2	$130.9	$(171.7)	$73.9	-37.3%

Effective Tax Rate	24.6%	23.7%	5.6%	44.4%	-18.1%

Average Equity	$3,561.6	$3,519.2	$3,646.9	$4,113.7	$4,348.0
Return on Average Equity	13.2%	13.2%	14.4%	-16.7%	6.8%

Income (Loss) from Operations - Basis Points on Average Account Values - Annualized	64	62	72	(118)	52	(12)

Operating Realized Gain (2)
Indexed annuity net derivatives results (4)	$(1.4)	$(0.6)	$2.0	$(0.5)	$(0.2)	85.7%
GLB (5)	5.8	10.3	10.9	11.1	16.3	181.0%
GDB (6)	5.8	2.7	39.2	133.4	74.1	NM
Total Operating Realized Gain	$10.2	$12.4	$52.1	$144.0	$90.2	NM

Underwriting, Acquisition, Insurance and Other Expenses
Commissions	$165.6	$186.4	$160.9	$132.7	$124.6	-24.8%
General and administrative expenses	80.2	79.9	83.1	86.8	72.1	-10.1%
Broker-dealer commissions and general and
administrative expenses	89.2	85.1	78.5	73.3	64.1	-28.1%
Taxes, licenses and fees	10.4	7.7	6.4	5.7	5.7	-45.2%
Total commissions and expenses incurred	345.4	359.1	328.9	298.5	266.5	-22.8%
Less: commissions and expenses capitalized	(172.8)	(191.7)	(169.8)	(151.2)	(127.3)	26.3%
Amortization of DAC and VOBA, net of interest	79.1	100.8	94.6	400.7	66.7	-15.7%
Total Underwriting, Acquisition, Insurance and Other Expenses	$251.7	$268.2	$253.7	$548.0	$205.9	-18.2%

General and Administrative Expenses - Basis Points on Average Account Values - Annualized (7)	44	42	46	59	51	7

(1) Includes our single premium immediate annuities, which have a corresponding offset to benefits for changes in reserves.
(2) Included in income (loss) from operations.
(3) Primarily broker-dealer revenues.
(4) See note (3) on page 6 for details.
(5) See note (4) on page 6 for details.
(6) See note (5) on page 6 for details.
(7) Includes distribution costs.

3/31/2009					PAGE 13
Retirement Solutions - Annuities
Roll Forwards of DAC, VOBA, DFEL and DSI
Unaudited (millions of dollars)

	For the Three Months Ended
	March	June	Sept.	Dec.	March
Roll Forward of DAC and VOBA	2008	2008	2008	2008	2009
Balance at beginning-of-period	$2,477.0	$2,570.8	$2,855.5	$3,157.9	$2,976.9
Inter-segment transfer	(6.9)	-	-	-	-
Deferrals	172.8	191.7	169.8	151.2	127.3
Amortization, net of interest:
Unlocking	(0.6)	0.4	(32.8)	(424.5)	(62.6)
Other amortization	(78.5)	(101.2)	(61.8)	23.8	(4.1)
Deferrals, net of amortization included in underwriting,acquisition, insurance and other expenses	93.7	90.9	75.2	(249.5)	60.6
Adjustment related to realized (gains) losses on available-for-sale securities and derivatives	(10.5)	(7.3)	(25.4)	(232.7)	(12.2)
Adjustment related to unrealized (gains) losses on available-for-sale securities and derivatives	17.5	201.1	252.6	301.2	31.3
Balance at End-of-Period	$2,570.8	$2,855.5	$3,157.9	$2,976.9	$3,056.6
	-	-	-	-	-
Roll Forward of DFEL
Balance at beginning-of-period	$130.9	$141.6	$151.0	$160.5	$130.3
Deferrals	11.9	13.4	13.0	11.4	10.6
Amortization, net of interest:
Unlocking	0.7	(0.5)	(1.8)	(36.4)	(7.2)
Other amortization	(2.7)	(3.0)	0.7	10.1	5.4
Deferrals, net of amortization included in expense assessments	9.9	9.9	11.9	(14.9)	8.8
Adjustment related to realized gains (losses) on available-for-sale securities and derivatives	0.8	(0.5)	(2.4)	(15.3)	(4.4)
Adjustment related to unrealized gains (losses) on available-for-sale securities and derivatives	-	-	-	-	(0.2)
Balance at End-of-Period	$141.6	$151.0	$160.5	$130.3	$134.5
	-	-	-	-	-
Roll Forward of DSI
Balance at beginning-of-period	$278.8	$295.7	$312.1	$326.3	$260.7
Inter-segment transfer	(1.3)	-	-	-	-
Deferrals	25.7	26.1	24.6	18.8	15.7
Amortization, net of interest:
Unlocking	0.5	(0.2)	(2.7)	(48.0)	(5.6)
Other amortization	(6.1)	(8.5)	(5.4)	4.5	1.1
Deferrals, net of amortization included in interest credited	20.1	17.4	16.5	(24.7)	11.2
Adjustment related to realized (gains) losses on available-for-sale securities	(1.9)	(1.0)	(2.3)	(40.9)	5.2
Adjustment related to unrealized (gains) losses on available-for-sale securities and derivatives	-	-	-	-	0.1
Balance at End-of-Period	$295.7	$312.1	$326.3	$260.7	$277.2
	-	-	-	-	-

3/31/2009						PAGE 14
Retirement Solutions - Annuities
Account Value Roll Forward
Unaudited (in billions)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Fixed Annuities
Balance at beginning-of-period	$17.822	$17.701	$17.799	$17.689	$17.655	-0.9%
Gross deposits	1.160	1.371	1.276	1.233	1.363	17.5%
Withdrawals and deaths	(0.586)	(0.618)	(0.787)	(0.836)	(0.767)	-30.9%
Net flows	0.574	0.753	0.489	0.397	0.596	3.8%
Transfers to variable annuities	(0.680)	(0.797)	(0.742)	(0.581)	(0.558)	17.9%
Inter-segment transfer	(0.089)	-	-	-	-	100.0%
Interest credited	0.048	0.116	0.118	0.132	0.145	202.1%
Sales inducements deferred	0.026	0.026	0.025	0.018	0.016	-38.5%
Balance at End-of-Period (Gross)	17.701	17.799	17.689	17.655	17.854	0.9%
Reinsurance ceded	(1.306)	(1.255)	(1.196)	(1.125)	(1.094)	16.2%
Balance at End-of-Period (Net of Ceded)(1)	$16.395	$16.544	$16.493	$16.530	$16.760	2.2%
	-	-	-	-	0.000
Variable Annuities
Balance at beginning-of-period	$58.643	$54.966	$55.854	$49.982	$40.925	-30.2%
Gross deposits	1.866	2.065	1.672	1.087	0.834	-55.3%
Withdrawals and deaths	(1.259)	(1.229)	(1.217)	(1.108)	(1.000)	20.6%
Net flows	0.607	0.836	0.455	(0.021)	(0.166)	NM
Transfers from fixed annuities	0.680	0.797	0.742	0.579	0.558	-17.9%
Inter-segment transfer	(0.206)	-	-	-	-	100.0%
Investment increase and change in market value	(4.758)	(0.745)	(7.069)	(9.615)	(2.016)	57.6%
Balance at End-of-Period (2)	$54.966	$55.854	$49.982	$40.925	$39.301	-28.5%
	-	-	-	-	-
Total Annuities
Balance at beginning-of-period	$76.465	$72.667	$73.653	$67.671	$58.580	-23.4%
Gross deposits	3.026	3.436	2.948	2.320	2.197	-27.4%
Withdrawals and deaths	(1.845)	(1.847)	(2.004)	(1.944)	(1.767)	4.2%
Net flows	1.181	1.589	0.944	0.376	0.430	-63.6%
Transfers between fixed and variable accounts	-	-	-	(0.002)	-	NM
Inter-segment transfer	(0.295)	-	-	-	-	100.0%
Interest credited and change in market value	(4.710)	(0.629)	(6.951)	(9.483)	(1.871)	60.3%
Sales inducements deferred	0.026	0.026	0.025	0.018	0.016	-38.5%
Balance at End-of-Period (Gross)	72.667	73.653	67.671	58.580	57.155	-21.3%
Reinsurance ceded	(1.306)	(1.255)	(1.196)	(1.125)	(1.094)	16.2%
Balance at End-of-Period (Net of Ceded)	$71.361	$72.398	$66.475	$57.455	$56.061	-21.4%
	-	-	-	-	-

Variable Annuities Under Agreement - Included Above	$0.128	$0.120	$0.099	$0.076	$0.069	-46.1%

Incremental Deposits: (3)
Fixed annuities	$1.156	$1.365	$1.265	$1.225	$1.359	17.6%
Variable annuities	1.838	2.043	1.651	1.076	0.822	-55.3%
Total Incremental Deposits	$2.994	$3.408	$2.916	$2.301	$2.181	-27.2%
	-	-	-	-	-
(1) Includes the fixed portion of variable annuities.
(2) Excludes the fixed portion of variable annuities.
(3) Represents gross deposits reduced by transfers from other Lincoln products.

3/31/2009						PAGE 15
Retirement Solutions - Annuities
Account Values, Spread Information, GLB Expense Assessments,
GLB Attributed Fee and GLB Account Values by Type
Unaudited (billions of dollars)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Fixed Annuities - Excluding Fixed Portion of Variable Contracts
Deposits	$0.086	$0.137	$0.164	$0.142	$0.236	174.4%
Withdrawals and deaths	(0.378)	(0.406)	(0.549)	(0.504)	(0.398)	-5.3%
Net flows	$(0.292)	$(0.269)	$(0.385)	$(0.362)	$(0.162)	44.5%

Gross fixed contract account values	$9.767	$9.595	$9.305	$9.035	$8.959	-8.3%
Reinsurance ceded	(1.306)	(1.255)	(1.196)	(1.125)	(1.094)	16.2%
Net fixed contract account values	$8.461	$8.340	$8.109	$7.910	$7.865	-7.0%
	-	-	-	-	-
Indexed Annuities
Deposits	$0.218	$0.356	$0.215	$0.289	$0.367	68.3%
Withdrawals and deaths	(0.083)	(0.102)	(0.114)	(0.142)	(0.214)	NM
Net flows	$0.135	$0.254	$0.101	$0.147	$0.153	13.3%

Indexed Annuity Account Values	$4.465	$4.726	$4.836	$5.003	$5.195	16.3%

Fixed Portion of Variable Contracts
Deposits	$0.856	$0.879	$0.896	$0.802	$0.760	-11.2%
Withdrawals and deaths	(0.124)	(0.110)	(0.124)	(0.191)	(0.156)	-25.8%
Net flows	$0.732	$0.769	$0.772	$0.611	$0.604	-17.5%

Fixed Portion of Variable Contract Account Values	$3.469	$3.478	$3.547	$3.617	$3.699	6.6%

Variable Annuities - Including Fixed Portion of Variable Contracts
Deposits	$2.721	$2.944	$2.568	$1.890	$1.594	-41.4%
Withdrawals and deaths	(1.383)	(1.339)	(1.340)	(1.300)	(1.156)	16.4%
Net flows	$1.338	$1.605	$1.228	$0.590	$0.438	-67.3%
	-	-	-	-	-
Variable Contract Account Values	$58.435	$59.333	$53.530	$44.542	$43.000	-26.4%

Average Daily Variable Annuity Separate Account Values	$55.318	$57.763	$54.717	$40.743	$39.035	-29.4%

						Change
Interest Rate Spread (1)						(Basis Point)
Fixed maturity securities, mortgage loans on real estate and other, net of investment expenses (2)	5.85%	5.88%	5.82%	5.65%	5.28%	(57)
Commercial mortgage loan prepayment and bond make whole premiums	0.03%	0.00%	0.02%	0.02%	0.00%	(3)
Alternative investments	-0.01%	-0.01%	0.00%	-0.04%	-0.01%	-
Net investment income yield on reserves	5.87%	5.87%	5.84%	5.63%	5.27%	(60)
Interest rate credited to contract holders	3.81%	3.73%	3.95%	3.87%	3.84%	3
Interest rate spread	2.06%	2.14%	1.89%	1.76%	1.43%	(63)

Variable Annuity Expense Assessments (in millions) (3)	$271.4	$287.0	$276.0	$244.7	$212.9	-21.6%

GLB Expense Assessments (in millions) (4)	$39.6	$42.7	$45.5	$46.2	$47.9	21.0%

Components of Attributed Fees on GLB (in millions)
Attributed fee included in operating revenues and income (loss) from operations (5)	$15.8	$17.0	$17.9	$18.3	$16.2	2.5%
Attributed fee excluded from operating revenues and income (loss) from operations (6)	19.6	22.5	24.8	25.7	25.5	30.1%
Total Attributed Fees on GLB	$35.4	$39.5	$42.7	$44.0	$41.7	17.8%

GLB Account Values by Type (7)
Guaranteed withdrawal benefits (8)	$16.476	$17.435	$16.613	$14.785	$14.910	-9.5%
Guaranteed income benefits (9)	8.069	8.550	7.899	6.780	6.623	-17.9%
Total GLB Account Values	$24.544	$25.985	$24.512	$21.566	$21.533	-12.3%

(1) For the annuity products spread, the yield on earning assets is calculated as net investment income on fixed product investment portfolios divided by average invested assets on reserves. We exclude net investment income earned on investments supporting statutory surplus, reverse repurchase agreement interest expense and inter-segment cash management account interest expense from our yield and spread calculations. The average crediting rate is calculated using interest credited before DSI amortization, plus the immediate annuity reserve change (included within benefits), divided by average fixed account values net of co-insured account values. Fixed account values reinsured under modified co-insurance agreements are included in account values for this calculation since assets (and therefore margin) are retained under these agreements.

(2) Our yields on net investment income have been lowered due to holding higher cash balances related to our short-term liquidity strategy during recent volatile markets. The increased cash and short-term investment balances for the first three months of 2009 reduced our yields by approximately 54 bps.

(3) Comprised of the variable annuity expense assessments included in the expense assessments line item on page 12 and the amounts presented in the components of attributed fees on GLB, as described in footnotes 5 and 6 and disclosed above.

(4) Comprised of the GLB expense assessments included in the expense assessments line item on page 12 and the amounts presented in the components of attributed fees on GLB, as described in footnotes 5 and 6 and disclosed above.

(5) Includes the risk/profit margin portion of the GLB attributed rider fees in operating realized gain and the amount reported in expense assessments. See note (4) on page 6 for further discussion.
(6) Includes the net valuation premium of the GLB attributed rider fees in excluded realized gain (loss). See note (8) on page 6 for further discussion.
(7) As of March 31, 2009, we modified our presentation of these period end balances to reflect the amounts net of reinsurance and adjusted all prior periods accordingly.
(8) Guaranteed withdrawal benefits include features that offer the contract holder a guarantee equal to the initial deposit (or contract value, if elected after issue), adjusted for any subsequent purchase payments or withdrawals.

(9) For our guaranteed income benefits, we offer other product riders allowing variable annuity contract holders access and control during the income distribution phase of their contract. This added flexibility allows the contract holder to access the account value for transfers, additional withdrawals and other service features, such as portfolio rebalancing.

3/31/2009						PAGE 16
Retirement Solutions - Defined Contribution
Income Statements and Operational Data
Unaudited (millions of dollars)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Operating Revenues
Surrender charges	$1.9	$1.5	$1.3	$1.5	$1.0	-47.4%
Expense assessments	59.3	59.3	54.6	42.7	39.6	-33.2%
Net investment income	171.7	174.8	180.9	167.6	175.5	2.2%
Operating realized gain (1)	-	-	0.2	3.5	6.6	NM
Other revenues and fees	4.8	3.8	3.8	2.6	2.4	-50.0%
Total Operating Revenues	237.7	239.4	240.8	217.9	225.1	-5.3%

Operating Expenses
Interest credited	105.9	107.0	106.8	109.8	111.5	5.3%
Benefits	-	0.1	0.2	13.5	6.4	NM
Underwriting, acquisition, insurance and other expenses	76.3	75.4	76.8	111.9	70.8	-7.2%
Total Operating Expenses	182.2	182.5	183.8	235.2	188.7	3.6%

Income (loss) from operations before federal income tax expense (benefit)	55.5	56.9	57.0	(17.3)	36.4	-34.4%
Federal income tax expense (benefit)	15.1	15.7	14.7	(16.2)	6.6	-56.3%
Income (Loss) from Operations	$40.4	$41.2	$42.3	$(1.1)	$29.8	-26.2%

Effective Tax Rate	27.2%	27.6%	25.8%	93.6%	18.1%

Average Equity	$906.4	$933.7	$961.9	$952.2	$983.3
Return on Average Equity	17.8%	17.7%	17.6%	(0.5%)	12.1%

Income (Loss) from Operations - Basis Points on
Average Account Values - Annualized	46	46	49	(1)	42	(4)

Operating Realized Gain (1)
GLB (2)	$-	$-	$0.1	$0.1	$0.1	NM
GDB (3)	-	-	0.1	3.4	6.5	NM
Total Operating Realized Gain	$-	$-	$0.2	$3.5	$6.6	NM

Underwriting, Acquisition, Insurance and Other Expenses
Commissions	$19.7	$19.4	$17.2	$16.0	$14.0	-28.9%
General and administrative expenses	51.9	52.0	52.7	63.3	53.6	3.3%
Taxes, licenses and fees	4.4	3.0	3.1	2.8	3.6	-18.2%
Total commissions and expenses incurred	76.0	74.4	73.0	82.1	71.2	-6.3%
Less: commissions and expenses capitalized	(23.6)	(22.2)	(19.7)	(28.2)	(18.3)	22.5%
Amortization of DAC and VOBA, net of interest	23.9	23.2	23.5	58.0	17.9	-25.1%
Total Underwriting, Acquisition, Insurance
and Other Expenses	$76.3	$75.4	$76.8	$111.9	$70.8	-7.2%

General and Administrative Expenses - Basis Points on Average Account Values - Annualized (4)	59	59	61	86	76	17

Roll Forward of DAC and VOBA
Balance at beginning-of-period	$513.8	$564.2	$629.7	$744.8	$883.3
Inter-segment transfer	6.9	-	-	-	-
Deferrals	23.6	22.2	19.7	28.2	18.3
Amortization, net of interest:
Unlocking	(2.5)	0.1	(2.8)	(48.6)	(4.1)
Other amortization	(21.4)	(23.3)	(20.7)	(9.4)	(13.8)
Deferrals, net of amortization included in underwriting,
acquisition, insurance and other expenses	(0.3)	(1.0)	(3.8)	(29.8)	0.4
Adjustment related to realized (gains) losses
on available-for-sale securities	0.6	1.0	4.6	5.6	2.5
Adjustment related to unrealized (gains) losses
on available-for-sale securities	43.2	65.5	114.3	162.7	32.0
Balance at End-of-Period	$564.2	$629.7	$744.8	$883.3	$918.2

Roll Forward of DSI
Balance at beginning-of-period	$0.4	$1.9	$2.0	$2.0	$2.0
Inter-segment transfer	1.3	-	-	-	-
Deferrals	0.2	0.2	-	0.2	0.2
Amortization, net of interest:
Unlocking	-	-	-	(0.2)	(0.1)
Other amortization	-	(0.1)	(0.1)	0.1	0.1
Deferrals, net of amortization included in
interest credited	0.2	0.1	(0.1)	0.1	0.2
Adjustment related to realized (gains) losses
on available-for-sale securities	-	-	0.1	(0.1)	-
Balance at End-of-Period	$1.9	$2.0	$2.0	$2.0	$2.2

(1) Included in income (loss) from operations.
(2) See note (4) on page 6 for details.
(3) See note (5) on page 6 for details.
(4) Includes distribution costs.

3/31/2009						PAGE 17
Retirement Solutions - Defined Contribution
Account Value Roll Forward
Unaudited (in billions)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Fixed Annuities
Balance at beginning-of-period	$10.889	$11.217	$11.294	$11.418	$11.638	6.9%
Gross deposits	0.332	0.280	0.290	0.279	0.416	25.3%
Withdrawals and deaths	(0.370)	(0.380)	(0.411)	(0.387)	(0.388)	-4.9%
Net flows	(0.038)	(0.100)	(0.121)	(0.108)	0.028	173.7%
Transfers from variable annuities	0.172	0.073	0.136	0.214	0.148	-14.0%
Inter-segment transfer	0.089	-	-	-	-	-100.0%
Interest credited	0.105	0.104	0.109	0.114	0.110	4.8%
Balance at End-of-Period (1)	$11.217	$11.294	$11.418	$11.638	$11.924	6.3%
	-	-	-	-	-
Variable Annuities
Balance at beginning-of-period	$17.876	$16.292	$16.195	$13.480	$10.588	-40.8%
Gross deposits	0.674	0.561	0.532	0.403	0.425	-36.9%
Withdrawals and deaths	(0.833)	(0.646)	(0.723)	(0.506)	(0.419)	49.7%
Net flows	(0.159)	(0.085)	(0.191)	(0.103)	0.006	103.8%
Transfers to fixed annuities	(0.143)	(0.058)	(0.117)	(0.143)	(0.166)	-16.1%
Inter-product transfer (2)	-	-	(0.553)	-	-	NM
Inter-segment transfer	0.206	-	-	-	-	-100.0%
Investment increase and change in market value	(1.488)	0.046	(1.854)	(2.646)	(0.707)	52.5%
Balance at End-of-Period (3)	$16.292	$16.195	$13.480	$10.588	$9.721	-40.3%
	-	-	-	-	-
Total Annuities
Balance at beginning-of-period	$28.765	$27.509	$27.489	$24.898	$22.226	-22.7%
Gross deposits	1.006	0.841	0.822	0.682	0.841	-16.4%
Withdrawals and deaths	(1.203)	(1.026)	(1.134)	(0.893)	(0.807)	32.9%
Net flows	(0.197)	(0.185)	(0.312)	(0.211)	0.034	117.3%
Transfers between fixed and variable accounts	0.029	0.015	0.019	0.071	(0.018)	NM
Inter-product transfer (2)	-	-	(0.553)	-	-	NM
Inter-segment transfer	0.295	-	-	-	-	-100.0%
Interest credited and change in market value	(1.383)	0.150	(1.745)	(2.532)	(0.597)	56.8%
Balance at End-of-Period	$27.509	$27.489	$24.898	$22.226	$21.645	-21.3%
	-	-	-	-	-
Alliance and Smart Future Mutual Funds
Balance at beginning-of-period	$7.293	$7.255	$7.553	$7.675	$6.652	-8.8%
Plan/participant rollovers	0.221	0.285	0.215	0.249	0.338	52.9%
Additional contributions	0.324	0.295	0.297	0.310	0.396	22.2%
Gross deposits	0.545	0.580	0.512	0.559	0.734	34.7%
Withdrawals and deaths	(0.068)	(0.158)	(0.107)	(0.177)	(0.109)	-60.3%
Net flows	0.477	0.422	0.405	0.382	0.625	31.0%
Transfers	(0.070)	(0.026)	(0.024)	(0.079)	-	100.0%
Inter-product transfer (2)	-	-	0.553	-	-	NM
Interest credited and change in market value	(0.445)	(0.098)	(0.812)	(1.326)	(0.429)	3.6%
Balance at End-of-Period (4)	$7.255	$7.553	$7.675	$6.652	$6.848	-5.6%
	-	-	-	-	-
Total Annuities and Mutual Funds	-	-	-	-	-
Balance at beginning-of-period	$36.058	$34.764	$35.042	$32.573	$28.878	-19.9%
Gross deposits	1.551	1.421	1.334	1.241	1.575	1.5%
Withdrawals and deaths	(1.271)	(1.184)	(1.241)	(1.070)	(0.916)	27.9%
Net flows	0.280	0.237	0.093	0.171	0.659	135.4%
Transfers	(0.041)	(0.011)	(0.005)	(0.008)	(0.018)	56.1%
Inter-segment transfer	0.295	-	-	-	-	-100.0%
Interest credited and change in market value	(1.828)	0.052	(2.557)	(3.858)	(1.026)	43.9%
Balance at End-of-Period	$34.764	$35.042	$32.573	$28.878	$28.493	-18.0%
	-	-	-	-	-
Variable Annuities Under Agreement - Included Above	$0.015	$0.014	$0.011	$0.008	$0.007	-53.3%

Incremental Deposits: (5)
Fixed annuities	$0.285	$0.258	$0.225	$0.361	$0.379	33.0%
Variable annuities	0.667	0.553	0.524	0.398	0.419	-37.2%
Total annuities incremental deposits	0.952	0.811	0.749	0.759	0.798	-16.2%
Total Alliance mutual funds incremental deposits	0.545	0.580	0.511	0.560	0.734	34.7%
Total Incremental Deposits	$1.497	$1.391	$1.260	$1.319	$1.532	2.3%

(1) Includes fixed annuity products offered under our mutual fund products and the fixed portion of variable annuities.
(2) On 9/30/08, the Lincoln Employee 401(k) Plan transferred from Director to Alliance in the amount of $0.653 billion, of which $0.100 billion transferred within fixed annuities and therefore is not depicted on this roll forward.

(3) Excludes the fixed portion of variable annuities.
(4) Represents amounts attributable to mutual fund net flows. Mutual fund account values are not included in the separate accounts reported on our Consolidated Balance Sheets, as we do not have any ownership interest in them.

(5) Represents gross deposits reduced by transfers from other Lincoln products.

3/31/2009						PAGE 18
Retirement Solutions - Defined Contribution
Account Value Roll Forward - By Product and Supplemental Data
Unaudited (in billions)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Total Micro - Small Segment
Balance at beginning-of-period	$7.798	$7.218	$7.286	$5.790	$4.888	-37.3%
Gross deposits	0.498	0.389	0.389	0.255	0.306	-38.6%
Withdrawals and deaths	(0.569)	(0.395)	(0.465)	(0.311)	(0.266)	53.3%
Net flows	(0.071)	(0.006)	(0.076)	(0.056)	0.040	156.3%
Transfers between fixed and variable accounts	(0.012)	-	-	0.004	(0.004)	66.7%
Inter-product transfer (1)	-	-	(0.653)	-	-	NM
Investment increase and change in market value	(0.497)	0.074	(0.767)	(0.850)	(0.214)	56.9%
Balance at End-of-Period	$7.218	$7.286	$5.790	$4.888	$4.710	-34.7%
	-	-	-	-	-
Total Mid - Large Segment
Balance at beginning-of-period	$9.463	$9.621	$9.985	$10.310	$9.540	0.8%
Gross deposits	0.769	0.748	0.687	0.729	1.026	33.4%
Withdrawals and deaths	(0.159)	(0.299)	(0.222)	(0.191)	(0.233)	-46.5%
Net flows	0.610	0.449	0.465	0.538	0.793	30.0%
Transfers between fixed and variable accounts	(0.029)	(0.011)	(0.004)	(0.011)	(0.013)	55.2%
Inter-product transfer (1)	-	-	0.653	-	-	NM
Investment increase and change in market value	(0.423)	(0.074)	(0.789)	(1.297)	(0.400)	5.4%
Balance at End-of-Period	$9.621	$9.985	$10.310	$9.540	$9.920	3.1%
	-	-	-	-	-
Total Multi-Fund® and Other Variable Annuities
Balance at beginning-of-period	$18.797	$17.925	$17.771	$16.473	$14.450	-23.1%
Gross deposits	0.284	0.284	0.258	0.257	0.243	-14.4%
Withdrawals and deaths	(0.543)	(0.490)	(0.554)	(0.568)	(0.417)	23.2%
Net flows	(0.259)	(0.206)	(0.296)	(0.311)	(0.174)	32.8%
Transfers between fixed and variable accounts	-	(0.000)	(0.001)	(0.001)	(0.001)	NM
Inter-segment transfer	0.295	-	-	-	-	-100.0%
Investment increase and change in market value	(0.908)	0.052	(1.001)	(1.711)	(0.412)	54.6%
Balance at End-of-Period	$17.925	$17.771	$16.473	$14.450	$13.863	-22.7%
	-	-	-	-	-
Total Annuities and Mutual Funds
Balance at beginning-of-period	$36.058	$34.764	$35.042	$32.573	$28.878	-19.9%
Gross deposits	1.551	1.421	1.334	1.241	1.575	1.5%
Withdrawals and deaths	(1.271)	(1.184)	(1.241)	(1.070)	(0.916)	27.9%
Net flows	0.280	0.237	0.093	0.171	0.659	135.4%
Transfers between fixed and variable accounts	(0.041)	(0.011)	(0.005)	(0.008)	(0.018)	56.1%
Inter-segment transfer	0.295	-	-	-	-	-100.0%
Investment increase and change in market value	(1.828)	0.052	(2.557)	(3.858)	(1.026)	43.9%
Balance at End-of-Period (2)	$34.764	$35.042	$32.573	$28.878	$28.493	-18.0%
	-	-	-	-	-
Fixed Annuities - Excluding Fixed Portion of Variable Contracts
Deposits	$0.240	$0.187	$0.196	$0.189	$0.317	32.1%
Withdrawals and deaths	(0.160)	(0.198)	(0.183)	(0.016)	(0.187)	-16.9%
Net flows	$0.080	$(0.011)	$0.013	$0.173	$0.130	62.5%
	-	-	-	-	-
Fixed Contract Account Values	$5.166	$5.221	$5.304	$5.601	$5.774	11.8%

Fixed Portion of Variable Contracts
Deposits	$0.093	$0.092	$0.094	$0.090	$0.099	6.5%
Withdrawals and deaths	(0.210)	(0.182)	(0.228)	(0.371)	(0.202)	3.8%
Net flows	$(0.117)	$(0.090)	$(0.134)	$(0.281)	$(0.103)	12.0%

Fixed Portion of Variable Contract Account Values	$6.051	$6.073	$6.114	$6.037	$6.150	1.6%

Variable Annuities - Including Fixed Portion of Variable Contracts
Deposits	$0.767	$0.653	$0.626	$0.493	$0.523	-31.8%
Withdrawals and deaths	(1.043)	(0.828)	(0.951)	(0.877)	(0.621)	40.5%
Net flows	$(0.276)	$(0.175)	$(0.325)	$(0.384)	$(0.098)	64.5%

Variable Contract Account Values	$22.343	$22.268	$19.594	$16.625	$15.871	-29.0%

Average Daily Variable Annuity Separate Account Values	$16.640	$16.892	$15.582	$10.666	$9.846	-40.8%

						Change
Interest Rate Spread (3)						(Basis Point)

Fixed maturity securities, mortgage loans on real estate and other, net of investment expenses(4)	5.93%	5.89%	5.94%	5.84%	5.70%	(23)
Commercial mortgage loan prepayment and bond make whole premiums	0.02%	0.05%	0.17%	0.00%	0.00%	(2)
Alternative investments	-0.03%	-0.03%	-0.01%	-0.14%	-0.01%	2
Net investment income yield on reserves	5.92%	5.91%	6.10%	5.70%	5.69%	(23)
Interest rate credited to contract holders	3.81%	3.80%	3.77%	3.79%	3.78%	(3)
Interest rate spread	2.11%	2.11%	2.33%	1.91%	1.91%	(20)

(1) On 9/30/08, the Lincoln Employee 401(k) Plan transferred from Director to Alliance in the amount of $0.653 billion.
(2) Includes mutual fund account values. Mutual fund account values are not included in the separate accounts reported on our Consolidated Balance Sheets, as we do not have any ownership interest in them.

(3) For the annuity products spread, the yield on earning assets is calculated as net investment income on fixed product investment portfolios divided by average invested assets on reserves. We exclude net investment income earned on investments supporting statutory surplus from our spread calculations. The average crediting rate is calculated as interest credited before DSI amortization, plus the immediate annuity reserve change (included within benefits), divided by the average fixed account values, including the fixed portion of variable annuities.

(4) Our yields on net investment income have been lowered due to holding higher cash balances related to our short-term liquidity strategy during recent volatile markets. The increased cash and short-term investment balances for the first three months of 2009 reduced our yields by approximately 16 bps.

3/31/2009						PAGE 19
Insurance Solutions - Life Insurance
Income Statements and Operational Data
Unaudited (millions of dollars)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Operating Revenues
Insurance premiums	$86.4	$89.5	$90.9	$93.6	$90.5	4.7%
Surrender charges	17.2	16.7	18.0	18.1	21.6	25.6%
Mortality assessments	321.7	327.9	331.8	339.1	344.1	7.0%
Expense assessments	121.3	129.6	101.4	137.6	116.5	-4.0%
Net investment income	499.3	519.2	522.4	446.9	497.7	-0.3%
Other revenues and fees	8.7	5.0	9.3	7.5	5.8	-33.3%
Total Operating Revenues	1,054.6	1,087.9	1,073.8	1,042.8	1,076.2	2.0%
	-	-	-	-	-
Operating Expenses
Interest credited	296.5	300.6	304.7	300.7	302.8	2.1%
Benefits	300.1	306.0	399.9	365.9	355.7	18.5%
Underwriting, acquisition, insurance and other expenses	219.5	234.0	167.4	255.7	224.0	2.1%
Total Operating Expenses	816.1	840.6	872.0	922.3	882.5	8.1%
	-	-	-	-	-
Income from operations before federal income tax expense	238.5	247.3	201.8	120.5	193.7	-18.8%
Federal income tax expense	81.1	83.7	64.5	38.0	51.5	-36.5%
Income from Operations	$157.4	$163.6	$137.3	$82.5	$142.2	-9.7%

Effective Tax Rate	34.0%	33.8%	32.0%	31.5%	26.6%

Average Equity	$8,142.5	$8,095.3	$8,164.2	$8,263.8	$8,235.3
Return on Average Equity	7.7%	8.1%	6.7%	4.0%	6.9%

Underwriting, Acquisition, Insurance and Other Expenses
Commissions	$194.6	$180.5	$209.1	$210.5	$176.9	-9.1%
General and administrative expenses	105.3	100.8	101.8	116.0	110.2	4.7%
Taxes, licenses and fees	31.8	26.6	36.3	25.0	33.3	4.7%
Amortization of sales force intangibles	1.0	1.0	1.0	1.0	1.0	0.0%
Total commissions and expenses incurred	332.7	308.9	348.2	352.5	321.4	-3.4%
Less: commissions and expenses capitalized	(245.8)	(237.2)	(260.7)	(272.5)	(224.5)	8.7%
Amortization of DAC and VOBA, net of interest	132.6	162.3	79.9	175.7	127.1	-4.1%
Total Underwriting, Acquisition, Insurance and Other Expenses	$219.5	$234.0	$167.4	$255.7	$224.0	2.1%
	-	-	-	-	-

General and Administrative Expenses - Basis Points on Average Account Values - Annualized	130	124	126	145	139	9

Roll Forward of DAC and VOBA
Balance at beginning-of-period	$5,691.7	$5,968.1	$6,235.0	$6,947.8	$7,383.5
Business sold through reinsurance	-	-	-	-	(292.9)
Deferrals	245.8	237.2	260.7	272.5	224.5
Amortization, net of interest:
Unlocking	(9.1)	(17.7)	55.2	(84.0)	(12.6)
Other amortization	(123.5)	(144.6)	(135.1)	(91.7)	(114.5)
Deferrals, net of amortization included in underwriting, acquisition, insurance and other expenses	113.2	74.9	180.8	96.8	97.4
Adjustment related to realized losses on available-for-sale securities and derivatives	7.3	9.3	54.2	76.3	20.0
Adjustment related to unrealized (gains) losses on available-for-sale securities and derivatives	155.9	182.7	477.8	262.6	57.0
Balance at End-of-Period	$5,968.1	$6,235.0	$6,947.8	$7,383.5	$7,265.0

Roll Forward of DFEL
Balance at beginning-of-period	$672.6	$722.2	$763.4	$840.2	$888.7
Business sold through reinsurance	-	-	-	-	(11.0)
Deferrals	89.2	90.1	96.6	102.6	96.9
Amortization, net of interest:
Unlocking	(3.4)	(11.1)	16.5	(24.0)	(2.9)
Other amortization	(36.2)	(37.8)	(36.3)	(30.1)	(32.1)
Deferrals, net of amortization included in
expense assessments	49.6	41.2	76.8	48.5	61.9
Adjustment related to unrealized gains (losses) on available-for-sale securities and derivatives	-	-	-	-	1.8
Balance at End-of-Period	$722.2	$763.4	$840.2	$888.7	$941.4

3/31/2009						PAGE 20
Insurance Solutions - Life Insurance
Operational Data and Account Value Roll Forward
Unaudited (billions of dollars)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Sales by Product (in millions)
UL
Excluding MoneyGuard®	$113.7	$123.7	$144.7	$142.7	$102.7	-9.7%
MoneyGuard®	11.0	12.4	13.7	12.8	11.0	0.0%
Total	124.7	136.1	158.4	155.5	113.7	-8.8%
VUL	15.6	11.4	12.3	14.6	9.0	-42.3%
COLI and BOLI (2)	28.2	12.8	12.7	30.7	11.7	-58.5%
Term/Whole Life	5.1	5.4	6.9	10.6	10.8	111.8%
Total	$173.6	$165.7	$190.3	$211.4	$145.2	-16.4%

First Year Paid Premiums (in millions)
UL
Excluding MoneyGuard®	$245.4	$254.3	$270.4	$287.4	$230.5	-6.1%
MoneyGuard®	73.6	82.5	91.6	85.1	73.1	-0.7%
Total	319.0	336.8	362.0	372.5	303.6	-4.8%
VUL	37.0	28.8	31.1	34.2	25.2	-31.9%
COLI and BOLI (1)	57.9	26.0	30.3	82.2	52.0	-10.2%
Term/Whole Life	14.0	16.2	20.2	29.5	18.8	34.3%
Total	$427.9	$407.8	$443.6	$518.4	$399.6	-6.6%

Life Insurance In Force
UL and other	$302.013	$303.607	$306.293	$310.198	$288.826	-4.4%
Term insurance	234.860	234.109	233.671	235.023	236.408	0.7%
Total	$536.873	$537.716	$539.964	$545.221	$525.234	-2.2%
	-	-	-	-	-
Interest-Sensitive Life
Balance at beginning-of-period	$26.518	$26.726	$26.980	$27.227	$27.502	3.7%
Deposits	0.893	0.846	0.875	0.951	0.815	-8.7%
Withdrawals and deaths	(0.398)	(0.277)	(0.306)	(0.325)	(0.358)	10.1%
Net flows	0.495	0.569	0.569	0.626	0.457	-7.7%
Contract holder assessments	(0.568)	(0.601)	(0.613)	(0.639)	(0.631)	-11.1%
Interest credited	0.281	0.286	0.291	0.288	0.289	2.8%
Balance at End-of-Period (Gross) (2)	26.726	26.980	27.227	27.502	27.617	3.3%
Reinsurance ceded	-	-	-	-	(0.938)	NM
Balance at End-of-Period (Net of Ceded)(2)	$26.726	$26.980	$27.227	$27.502	$26.679	-0.2%
	-	-	-	-	-
VUL
Balance at beginning-of-period	$6.040	$5.615	$5.623	$5.056	$4.251	-29.6%
Deposits	0.239	0.216	0.207	0.266	0.243	1.7%
Withdrawals and deaths	(0.083)	(0.108)	(0.086)	(0.088)	(0.143)	-72.3%
Net flows	0.156	0.108	0.121	0.178	0.100	-35.9%
Contract holder assessments	(0.095)	(0.091)	(0.092)	(0.092)	(0.094)	1.1%
Investment income and change in market value	(0.486)	(0.009)	(0.596)	(0.891)	(0.265)	45.5%
Balance at End-of-Period (Gross)	5.615	5.623	5.056	4.251	3.992	-28.9%
Reinsurance ceded	-	-	-	-	(0.640)	NM
Balance at End-of-Period (Net of Ceded)	$5.615	$5.623	$5.056	$4.251	$3.352	-40.3%

Total Life Insurance
Balance at beginning-of-period	$32.558	$32.341	$32.603	$32.283	$31.753	-2.5%
Deposits	1.132	1.062	1.082	1.217	1.058	-6.5%
Withdrawals and deaths	(0.481)	(0.385)	(0.392)	(0.413)	(0.501)	-4.2%
Net flows	0.651	0.677	0.690	0.804	0.557	-14.4%
Contract holder assessments	(0.663)	(0.692)	(0.705)	(0.731)	(0.725)	-9.4%
Investment income and change in market value	(0.205)	0.277	(0.305)	(0.603)	0.024	111.7%
Balance at End-of-Period (Gross)	32.341	32.603	32.283	31.753	31.609	-2.3%
Reinsurance ceded	-	-	-	-	(1.578)	NM
Balance at End-of-Period (Net of Ceded)	$32.341	$32.603	$32.283	$31.753	$30.031	-7.1%
	-	-	-	-	(0.000)
Interest Rate Yields and Spread
						Change
Interest-Sensitive Products (3)						(Basis Points)
Fixed maturity securities, mortgage loans on real estate and other, net of investment expenses (4)	6.00%	5.89%	5.92%	5.86%	5.83%	(17)
Commercial mortgage loan prepayment and bond make whole premiums	0.04%	0.14%	0.02%	0.01%	0.00%	(4)
Alternative investments	0.00%	0.21%	0.31%	-0.65%	-0.06%	(6)
Net investment income yield on reserves	6.04%	6.24%	6.25%	5.22%	5.77%	(27)
Interest rate credited to contract holders	4.37%	4.36%	4.35%	4.25%	4.25%	(12)
Interest rate spread	1.67%	1.88%	1.90%	0.97%	1.52%	(15)

Traditional Products (5)
Fixed maturity securities, mortgage loans on real
estate and other, net of investment expenses	6.12%	6.23%	6.06%	6.10%	6.00%	(12)
Commercial mortgage loan prepayment and bond make whole premiums	0.11%	0.00%	0.00%	0.00%	0.01%	(10)
Alternative investments	-0.02%	-0.02%	-0.01%	-0.08%	-0.01%	1
Net investment income yield on reserves	6.21%	6.21%	6.05%	6.02%	6.00%	(21)

(1) COLI and BOLI are interest-sensitive and contain both UL and VUL products.
(2) Includes UL, interest-sensitive whole life and the fixed investment option of VUL products.
(3) For the interest-sensitive life products spread, the yield on earning assets is calculated as net investment income on fixed product investment portfolios divided by average earning assets. We exclude net investment income earned on investments supporting statutory surplus and reverse repurchase agreement interest expense from our yield and spread calculations. The average crediting rate is calculated using interest credited on life products divided by average fixed account values.

(4)  Our yields on net investment income have been lowered due to holding higher cash balances related to our short-term liquidity strategy during recent volatile markets.  The increased cash and short-term investment balances for the first three months of 2009 reduced our yields by approximately 11 bps.

(5) For the traditional life products, the yield on earning assets is calculated as net investment income on traditional investment portfolios divided by average earning assets. As of March 31, 2009, interest-sensitive products represented approximately 85% of total interest-sensitive and traditional earning assets.

3/31/2009						PAGE 21
Insurance Solutions - Group Protection
Income Statements and Operational Data
Unaudited (millions of dollars)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Operating Revenues
Insurance premiums	$370.4	$393.0	$370.6	$382.9	$389.8	5.2%
Mortality assessments	-	-	-	0.1	-	NM
Net investment income	27.7	30.5	30.8	28.2	30.1	8.7%
Other revenues and fees	1.3	1.4	1.4	1.3	1.5	15.4%
Total Operating Revenues	399.4	424.9	402.8	412.5	421.4	5.5%
	-	-	-	-	-
Operating Expenses
Interest credited	0.2	0.3	0.5	0.6	0.6	200%
Benefits	269.1	285.7	268.8	283.1	282.0	4.8%
Underwriting, acquisition, insurance and other expenses	89.6	89.3	91.8	100.4	99.3	10.8%
Total Operating Expenses	358.9	375.3	361.1	384.1	381.9	6.4%
	-	-	-	-	-
Income from operations before federal income tax expense	40.5	49.6	41.7	28.4	39.5	-2.5%
Federal income tax expense	14.2	17.4	14.5	10.0	13.8	-2.8%
Income from Operations	$26.3	$32.2	$27.2	$18.4	$25.7	-2.3%

Effective Tax Rate	35.1%	35.1%	34.8%	35.2%	34.9%

Average Equity	$975.8	$985.3	$1,001.0	$1,002.3	$1,014.7
Return on Average Equity	10.8%	13.1%	10.9%	7.3%	10.1%

Underwriting, Acquisition, Insurance and Other Expenses
Commissions (1)	$40.7	$40.0	$42.1	$44.7	$44.2	8.6%
General and administrative expenses (1)	44.5	44.5	44.6	53.9	47.4	6.5%
Taxes, licenses and fees	10.0	9.0	9.0	10.6	10.5	5.0%
Total commissions and expenses incurred	95.2	93.5	95.7	109.2	102.1	7.2%
Less: commissions and expenses capitalized	(13.7)	(13.0)	(13.1)	(18.5)	(13.2)	3.6%
Amortization of DAC and VOBA, net of interest	8.1	8.8	9.2	9.7	10.4	28.4%
Total Underwriting, Acquisition, Insurance and Other Expenses	$89.6	$89.3	$91.8	$100.4	$99.3	10.8%
	-	-	-	-	-
General and Administrative Expenses as a Percentage of Premiums (1)	12.0%	11.3%	12.0%	14.1%	12.2%

Roll Forward of DAC and VOBA
Balance at beginning-of-period	$123.4	$129.0	$133.2	$137.1	$145.9
Deferrals	13.7	13.0	13.1	18.5	13.2
Amortization, net of interest	(8.1)	(8.8)	(9.2)	(9.7)	(10.4)
Deferrals, net of amortization included in underwriting, acquisition, insurance and other expenses	5.6	4.2	3.9	8.8	2.8
Balance at End-of-Period	$129.0	$133.2	$137.1	$145.9	$148.7
	-	-	-	-	-
Annualized Sales by Product Line
Life	$21.3	$23.4	$30.6	$49.9	$22.7	6.6%
Disability	24.9	29.9	29.8	63.6	23.5	-5.6%
Dental	7.9	11.3	8.0	15.5	8.1	2.5%
Total	$54.1	$64.6	$68.4	$129.0	$54.3	0.4%

Insurance Premiums by Product Line
Life	$132.9	$133.8	$135.7	$138.8	$142.4	7.1%
Disability	163.2	167.0	168.4	173.1	174.0	6.6%
Dental	36.5	37.4	38.0	37.9	37.5	2.7%
Other	37.8	54.8	28.5	33.1	35.9	-5.0%
Total	$370.4	$393.0	$370.6	$382.9	$389.8	5.2%
	-	-	-	-	-
Income from Operations by Product Line
Life	$10.1	$11.4	$8.9	$3.8	$0.6	-94.1%
Disability	15.4	19.9	16.0	13.1	25.3	64.3%
Dental	(0.3)	(0.4)	1.2	0.8	(1.1)	NM
Other	1.1	1.3	1.1	0.7	0.9	-18.2%
Total	$26.3	$32.2	$27.2	$18.4	$25.7	-2.3%
	-	-	-	-	-
Loss Ratios by Product Line
Life	71.9%	72.3%	74.0%	77.3%	81.6%
Disability	68.1%	66.1%	68.6%	68.7%	59.1%
Dental	80.8%	81.1%	75.9%	75.6%	84.2%
Combined Loss Ratios	71.0%	70.2%	71.6%	72.8%	70.8%

(1) Prior periods reflect a reclassification to general and administrative expenses from commissions for approximately $2.5 million a quarter as third party administrative fees were incorrectly reflected as commissions.

3/31/2009						PAGE 22
Investment Management
Income Statements and Operational Data
Unaudited (millions of dollars)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Operating Revenues
Investment advisory fees - external	$76.2	$75.8	$67.7	$48.4	$43.7	-42.7%
Investment advisory fees - inter-segment	20.0	20.6	20.6	20.3	19.9	-0.5%
Other revenues and fees	24.1	27.9	21.6	14.5	18.3	-24.1%
Total Operating Revenues	120.3	124.3	109.9	83.2	81.9	-31.9%
	-	-	-	-	-
Operating Expenses
Operating and administrative expenses	101.1	100.8	101.8	89.5	78.4	-22.5%
Total Operating Expenses	101.1	100.8	101.8	89.5	78.4	-22.5%
	-	-	-	-	-
Income (loss) from operations before federal income tax expense (benefit)	19.2	23.5	8.1	(6.3)	3.5	-81.8%
Federal income tax expense (benefit)	7.1	8.5	2.8	(2.0)	2.1	-70.4%
Income (Loss) from Operations	$12.1	$15.0	$5.3	$(4.3)	$1.4	-88.4%

Effective Tax Rate	37.0%	36.2%	34.6%	31.7%	60.0%

Pre-Tax Operating Margin	16.0%	18.9%	7.4%	-7.6%	4.3%
After-Tax Operating Margin	10.1%	12.1%	4.8%	-5.2%	1.7%

Operating and Administrative Expenses
General and administrative expenses	$87.6	$85.9	$90.3	$79.7	$70.4	-19.6%
Depreciation and amortization	2.2	2.1	1.7	1.7	1.3	-40.9%
Sub-advisory fees	7.2	7.4	6.5	4.4	3.8	-47.2%
Total general and administrative expenses	97.0	95.4	98.5	85.8	75.5	-22.2%
Taxes, licenses and fees	3.6	4.9	2.9	3.3	2.8	-22.2%
Amortization of intangibles	0.5	0.5	0.4	0.4	0.1	-80.0%
Total Operating and Administrative Expenses	$101.1	$100.8	$101.8	$89.5	$78.4	-22.5%
	-	-	-	-	-

3/31/2009						PAGE 23
Investment Management
Assets Under Management Roll Forward
Unaudited (in billions)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Retail Fixed
Balance at beginning-of-period	$13.463	$14.168	$14.398	$14.335	$13.662	1.5%
Sales (1)	1.981	1.533	1.618	1.844	1.809	-8.7%
Redemptions	(1.395)	(1.238)	(1.292)	(2.246)	(1.531)	-9.7%
Exchanges	0.054	0.030	0.098	0.028	0.017	-68.5%
Net flows	0.640	0.325	0.424	(0.374)	0.295	-53.9%
Net investment gains and change in market value	0.065	(0.095)	(0.487)	(0.299)	0.201	209.2%
Balance at End-of-Period (2)	$14.168	$14.398	$14.335	$13.662	$14.158	-0.1%
	-	-	-	-	-
Retail Equity
Balance at beginning-of-period	$36.250	$31.463	$29.770	$24.741	$17.838	-50.8%
Sales (1)	1.514	1.063	1.080	0.750	0.609	-59.8%
Redemptions	(2.752)	(2.292)	(2.832)	(2.453)	(1.607)	41.6%
Exchanges	(0.057)	(0.033)	0.002	(0.029)	(0.017)	70.2%
Net flows	(1.295)	(1.262)	(1.750)	(1.732)	(1.015)	21.6%
Net investment gains and change in market value	(3.492)	(0.431)	(3.279)	(5.171)	(2.287)	34.5%
Balance at End-of-Period (2)	$31.463	$29.770	$24.741	$17.838	$14.536	-53.8%

Total Retail
Balance at beginning-of-period	$49.713	$45.631	$44.168	$39.076	$31.500	-36.6%
Retail sales - annuities	1.562	0.786	1.075	1.032	0.771	-50.6%
Retail sales - mutual funds	1.592	1.407	1.303	1.337	1.382	-13.2%
Retail sales - managed accounts and other	0.341	0.403	0.320	0.225	0.265	-22.3%
Total retail sales (1)	3.495	2.596	2.698	2.594	2.418	-30.8%
Redemptions	(4.147)	(3.530)	(4.124)	(4.699)	(3.138)	24.3%
Exchanges	(0.003)	(0.003)	0.100	(0.001)	-	100.0%
Net flows	(0.655)	(0.937)	(1.326)	(2.106)	(0.720)	-9.9%
Net investment gains and change in market value	(3.427)	(0.526)	(3.766)	(5.470)	(2.086)	39.1%
Balance at End-of-Period (2)	$45.631	$44.168	$39.076	$31.500	$28.694	-37.1%

Institutional Fixed					-
Balance at beginning-of-period	$12.746	$12.409	$12.070	$11.928	$11.373	-10.8%
Inflows (1)	0.242	0.330	0.592	0.432	2.332	NM
Withdrawals/terminations	(0.638)	(0.556)	(1.152)	(0.924)	(0.720)	-12.9%
Exchanges	0.002	-	(0.108)	0.001	0.001	-50.0%
Net flows	(0.394)	(0.226)	(0.668)	(0.491)	1.613	NM
Net investment gains and change in market value	0.057	(0.113)	(0.258)	(0.064)	(0.220)	NM
Transfer of assets from an inter-company manager (3)	-	-	0.784	-	-	NM
Balance at End-of-Period (2)	$12.409	$12.070	$11.928	$11.373	$12.766	2.9%

Institutional Equity
Balance at beginning-of-period	$22.898	$20.498	$19.453	$15.595	$11.669	-49.0%
Inflows (1)	0.986	0.580	0.698	0.754	0.380	-61.5%
Withdrawals/terminations	(1.100)	(0.889)	(1.984)	(1.457)	(1.061)	3.5%
Exchanges	(0.002)	-	(0.053)	-	(0.001)	50.0%
Net flows	(0.116)	(0.309)	(1.339)	(0.703)	(0.682)	NM
Net investment gains and change in market value	(2.284)	(0.736)	(2.470)	(3.223)	(0.637)	72.1%
Transfer of assets to a third-party	-	-	(0.065)	-	-	NM
Transfer of assets from an inter-company manager (3)	-	-	0.016	-	-	NM
Balance at End-of-Period (2)	$20.498	$19.453	$15.595	$11.669	$10.350	-49.5%
			-	-	-
Total Institutional
Balance at beginning-of-period	$35.644	$32.907	$31.523	$27.523	$23.042	-35.4%
Inflows (1)	1.228	0.910	1.290	1.186	2.712	120.8%
Withdrawals/terminations	(1.738)	(1.445)	(3.136)	(2.381)	(1.781)	-2.5%
Exchanges	-	-	(0.161)	0.001	-	NM
Net flows	(0.510)	(0.535)	(2.007)	(1.194)	0.931	282.5%
Net investment gains and change in market value	(2.227)	(0.849)	(2.728)	(3.287)	(0.857)	61.5%
Transfer of assets to a third-party	-	-	(0.065)	-	-	NM
Transfer of assets from an inter-company manager(3)	-	-	0.800	-	-	NM
Balance at End-of-Period (2)	$32.907	$31.523	$27.523	$23.042	$23.116	-29.8%
	-	-	-	-	-
Total Retail and Institutional - At End-of-Period (2)	$78.538	$75.691	$66.599	$54.542	$51.810	-34.0%

General Account Assets - At End-of-Period	$67.339	$65.997	$63.531	$65.680	$64.824	-3.7%

Total Assets Under Management at End-of-Period	$145.877	$141.688	$130.130	$120.222	$116.634	-20.0%
	-
Total Retail and Institutional - Net Flows	$(1.165)	$(1.472)	$(3.333)	$(3.300)	$0.211	118.1%

Sub-Advised Assets, Included in Assets
Under Management Above
Retail	$14.212	$13.651	$11.168	$8.047	$6.076	-57.2%
Institutional	4.071	3.794	3.035	2.180	1.919	-52.9%
Total Sub-Advised Assets	$18.283	$17.445	$14.203	$10.227	$7.995	-56.3%
	-	-	-	-	-
(1) Includes dividend reinvestments.
(2) Includes inter-segment and external assets under management.
(3) Reflects assets that were transferred to an inter-company manager, which did not impact Lincoln's consolidated assets under management.

3/31/2009						PAGE 24
Investment Management
Assets Under Management Roll Forward (Continued) (1)
Unaudited (in billions)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change

Inter-Segment Assets - Retail and Institutional
Balance at beginning-of-period	$9.672	$9.191	$8.995	$8.937	$7.968	-17.6%
Sales/inflows	0.718	0.375	0.812	0.829	0.536	-25.3%
Redemptions/withdrawals/terminations	(0.679)	(0.543)	(0.866)	(0.973)	(0.676)	0.4%
Exchanges	-	-	(0.162)	-	-	NM
Net flows	0.039	(0.168)	(0.216)	(0.144)	(0.140)	NM
Net investment gains and change in market value	(0.520)	(0.028)	(0.551)	(0.825)	(0.323)	37.9%
Transfer of assets to a third-party	-	-	(0.075)	-	-	NM
Transfer of assets from an inter-company manager	-	-	0.784	-	-	NM
Balance at End-of-Period	$9.191	$8.995	$8.937	$7.968	$7.505	-18.3%
	-				-
Inter-Segment Assets - General Account at End-of-Period	$67.339	$65.997	$63.531	$65.680	$64.824	-3.7%

Total Inter-Segment Assets at End-of-Period	$76.530	$74.992	$72.468	$73.648	$72.329	-5.5%

Total External
Balance at beginning-of-period (2)	$75.686	$69.346	$66.696	$57.662	$46.574	-38.5%
Sales/inflows	4.004	3.132	3.176	2.951	4.594	14.7%
Redemptions/withdrawals/terminations	(5.207)	(4.433)	(6.393)	(6.107)	(4.243)	18.5%
Exchanges	(0.003)	(0.002)	0.101	-	-	100.0%
Net flows	(1.206)	(1.303)	(3.116)	(3.156)	0.351	129.1%
Net investment gains and change in market value	(5.134)	(1.347)	(5.944)	(7.932)	(2.620)	49.0%
Transfer of assets from a third-party	-	-	0.010	-	-	NM
Transfer of assets from an inter-company manager	-	-	0.016	-	-	NM
Balance at End-of-Period	$69.346	$66.696	$57.662	$46.574	$44.305	-36.1%
	-	-	-	-	-
(1) This roll forward breaks out total assets under management by inter-segment and external balances, which include both retail and institutional assets under management.
(2) Includes Delaware's VIP funds. Lincoln Financial insurance subsidiaries, as well as unaffiliated insurers, participate in these funds.

3/31/2009						PAGE 25
Lincoln UK
Income Statements and Operational Data
Unaudited (millions of dollars)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Operating Revenues
Insurance premiums	$19.0	$26.4	$18.9	$14.0	$10.3	-45.8%
Mortality assessments	9.1	9.1	8.7	7.4	7.0	-23.1%
Expense assessments	37.1	42.6	31.1	26.2	16.7	-55.0%
Net investment income	20.3	19.8	21.1	16.8	13.4	-34.0%
Other revenues and fees	0.1	-	-	-	-	-100.0%
Total Operating Revenues	85.6	97.9	79.8	64.4	47.4	-44.6%
	-	-	-	-	-
Operating Expenses
Benefits	30.7	30.2	26.5	19.9	18.4	-40.1%
Underwriting, acquisition, insurance and other expenses	38.5	40.0	34.4	30.0	19.5	-49.4%
Total Operating Expenses	69.2	70.2	60.9	49.9	37.9	-45.2%
	-	-	-	-	-
Income from operations before federal income tax expense	16.4	27.7	18.9	14.5	9.5	-42.1%
Federal income tax expense	5.7	9.7	6.6	5.1	3.3	-42.1%
Income from Operations	$10.7	$18.0	$12.3	$9.4	$6.2	-42.1%

Effective Tax Rate	34.8%	35.0%	34.9%	35.2%	34.7%

Average Equity	$375.7	$384.6	$385.7	$392.1	$388.6
Return on Average Equity	11.4%	18.7%	12.8%	9.6%	6.4%

Underwriting, Acquisition, Insurance and Other Expenses
Commissions	$1.0	$1.0	$1.0	$1.1	$0.6	-40.0%
General and administrative expenses	26.6	25.9	21.9	21.5	17.2	-35.3%
Total commissions and expenses incurred	27.6	26.9	22.9	22.6	17.8	-35.5%
Less: commissions and expenses capitalized	(0.6)	(0.7)	(0.8)	(0.8)	(0.6)	0.0%
Amortization of DAC and VOBA, net of interest	11.5	13.8	12.3	8.2	2.3	-80.0%
Total Underwriting, Acquisition, Insurance and Other Expenses	$38.5	$40.0	$34.4	$30.0	$19.5	-49.4%

Roll Forward of DAC and VOBA
Balance at beginning-of-period	$772.1	$760.4	$749.9	$658.3	$533.5
Deferrals	0.6	0.7	0.8	0.8	0.6
Amortization, net of interest:
Unlocking	1.3	(0.3)	(1.5)	1.0	4.9
Other amortization	(12.8)	(13.5)	(10.8)	(9.3)	(7.2)
Deferrals, net of amortization included in underwriting, acquisition, insurance and other expenses	(10.9)	(13.1)	(11.5)	(7.5)	(1.7)
Foreign currency translation adjustment	(0.8)	2.6	(80.1)	(117.3)	(9.0)
Balance at End-of-Period	$760.4	$749.9	$658.3	$533.5	$522.8

Roll Forward of DFEL
Balance at beginning-of-period	$379.3	$371.5	$366.8	$323.8	$262.2
Deferrals	0.9	0.6	0.8	0.9	1.3
Amortization, net of interest:
Unlocking	(0.5)	1.2	0.4	(0.2)	1.9
Other amortization	(7.7)	(7.9)	(4.9)	(4.8)	(4.3)
Deferrals, net of amortization included in expense assessments	(7.3)	(6.1)	(3.7)	(4.1)	(1.1)
Foreign currency translation adjustment	(0.5)	1.4	(39.3)	(57.5)	(4.4)
Balance at End-of-Period	$371.5	$366.8	$323.8	$262.2	$256.7

Unit-Linked Assets
Balance at beginning-of-period	$8.850	$8.079	$7.833	$6.585	$4.978	-43.8%
Deposits	0.060	0.101	0.081	0.057	0.039	-35.0%
Withdrawals (including charges) and deaths	(0.213)	(0.227)	(0.189)	(0.138)	(0.108)	49.3%
Net flows	(0.153)	(0.126)	(0.108)	(0.081)	(0.069)	54.9%
Investment income and change in market value	(0.608)	(0.150)	(0.304)	(0.462)	(0.279)	54.1%
Foreign currency adjustment	(0.010)	0.030	(0.836)	(1.064)	(0.079)	NM
Balance at End-of-Period	$8.079	$7.833	$6.585	$4.978	$4.551	-43.7%
	-	-	-	-	-
Individual Life In Force	$18.283	$18.009	$15.605	$12.284	$11.674	-36.1%

Exchange Rate - Dollars to Pounds
For-the-period	1.987	1.986	1.897	1.590	1.443	-27.4%
End-of-period	1.985	1.992	1.778	1.459	1.435	-27.7%

3/31/2009						PAGE 26
Other Operations (1)
Unaudited (in millions)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change

Operating Revenues
Insurance premiums	$1.4	$1.7	$0.6	$0.3	$0.8	-42.9%
Net investment income	98.6	87.1	90.8	81.9	69.7	-29.3%
Amortization of deferred gain on business sold through reinsurance (2)	18.5	18.4	18.4	18.4	18.4	-0.5%
Other revenues and fees	(2.3)	0.6	1.1	(1.1)	(0.8)	65.2%
Communications revenues	21.7	22.9	21.5	19.4	14.8	-31.8%
Inter-segment elimination of investment advisory fees	(20.0)	(20.6)	(20.6)	(20.3)	(19.9)	0.5%
Total Operating Revenues	117.9	110.1	111.8	98.6	83.0	-29.6%
	-	-	-	-	-
Operating Expenses
Interest credited	45.8	41.8	42.6	40.7	50.9	11.1%
Benefits	27.8	29.0	30.7	25.7	106.6	283.5%
Underwriting, acquisition, insurance and other expenses	34.9	46.7	31.6	44.0	32.1	-8.0%
Taxes, licenses and fees	2.1	1.1	2.6	1.4	1.5	-28.6%
Interest and debt expenses	75.4	64.8	68.6	72.3	64.7	-14.2%
Communications expenses	15.5	15.4	14.2	14.7	12.9	-16.8%
Inter-segment elimination of investment advisory fees	(20.0)	(20.6)	(20.6)	(20.3)	(19.9)	0.5%
Total Operating Expenses	181.5	178.2	169.7	178.5	248.8	37.1%
	-	-	-	-	-
Loss from operations before federal income tax benefit	(63.6)	(68.1)	(57.9)	(79.9)	(165.8)	NM
Federal income tax benefit	(21.3)	(23.7)	(18.4)	(25.1)	(57.5)	NM
Loss From Operations	$(42.3)	$(44.4)	$(39.5)	$(54.8)	$(108.3)	NM

Run Off Institutional Pensions Account Values - Balance at End-of-Period	$2.074	$2.051	$2.010	$1.941	$1.931	-6.9%

Discontinued Operations
Unaudited (in millions)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change

Discontinued Operations Before Disposal
Income from discontinued operations before federal income tax expense	$7.4	$-	$-	$-	$-	-100.0%
Federal income tax expense	2.6	-	-	-	-	-100.0%
Income From Discontinued Operations Before Disposal	4.8	-	-	-	-	-100.0%
	-	-	-	-	-
Disposal
Gain (loss) on disposal before federal income tax expense (benefit)	(12.3)	(0.4)	(0.2)	0.6	-	100.0%
Federal income tax expense (benefit)	(3.3)	(0.1)	0.8	0.2	-	100.0%
Gain (Loss) on Disposal	(9.0)	(0.3)	(1.0)	0.4	-	100.0%
Income (Loss) From Discontinued Operations	$(4.2)	$(0.3)	$(1.0)	$0.4	$-	100.0%

(1)Includes inter-segment eliminations of transactions.
(2) Represents the amortization of deferred gain recognized on the business sold through indemnity reinsurance to Swiss Re.

3/31/2009						PAGE 27
Consolidated Domestic Deposits, Account Balances and Net Flows
Unaudited (in billions)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Deposits
Retirement Solutions:
Annuities - fixed annuities (1)	$1.160	$1.371	$1.276	$1.233	$1.363	17.5%
Defined Contribution - fixed annuities	0.332	0.280	0.290	0.279	0.416	25.3%
Annuities - variable annuities	1.866	2.065	1.672	1.087	0.834	-55.3%
Defined Contribution - variable products (2)	1.219	1.141	1.044	0.962	1.159	-4.9%
Insurance Solutions - Life Insurance	1.132	1.062	1.082	1.217	1.058	-6.5%
Investment Management:
Annuities	1.562	0.786	1.075	1.032	0.771	-50.6%
Mutual funds	1.592	1.407	1.303	1.337	1.382	-13.2%
Managed accounts and other	0.341	0.403	0.320	0.225	0.265	-22.3%
Consolidating adjustments	(1.494)	(0.776)	(1.061)	(1.019)	(0.752)	49.7%
Total Gross Retail Deposits	7.710	7.739	7.001	6.353	6.496	-15.7%

Investment Management - institutional	1.228	0.910	1.290	1.186	2.712	120.8%
Consolidating adjustments	(0.092)	(0.034)	(0.052)	(0.109)	(0.090)	2.2%
Total Gross Deposits	$8.846	$8.615	$8.239	$7.430	$9.118	3.1%

	As of
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Account Balances
Retirement Solutions:
Annuities - fixed annuities (1)	$16.395	$16.544	$16.493	$16.530	$16.760	2.2%
Defined Contribution - fixed annuities	11.217	11.294	11.418	11.638	11.924	6.3%
Annuities - variable annuities	54.966	55.854	49.982	40.925	39.301	-28.5%
Defined Contribution - variable products (2)	23.547	23.748	21.155	17.240	16.569	-29.6%
Insurance Solutions - Life Insurance	32.341	32.603	32.283	31.753	30.031	-7.1%
Investment Management:
Annuities	11.697	11.700	10.952	9.377	8.875	-24.1%
Mutual funds	18.690	18.176	16.699	14.021	13.716	-26.6%
Managed accounts and other	15.244	14.292	11.425	8.102	6.102	-60.0%
Consolidating adjustments	(11.264)	(11.286)	(10.590)	(9.086)	(8.607)	23.6%
Total Retail Account Balances	172.832	172.925	159.817	140.500	134.671	-22.1%

Investment Management - institutional	32.907	31.523	27.523	23.042	23.116	-29.8%
Consolidating adjustments	(2.208)	(2.124)	(2.423)	(2.143)	(2.034)	7.9%
Total Account Balances	$203.531	$202.323	$184.917	$161.399	$155.754	-23.5%

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Net Flows
Retirement Solutions:
Annuities	$1.181	$1.589	$0.944	$0.376	$0.430	-63.6%
Defined Contribution	0.280	0.237	0.093	0.171	0.659	135.4%
Insurance Solutions - Life Insurance	0.651	0.677	0.690	0.804	0.557	-14.4%
Investment Management - retail	(0.655)	(0.937)	(1.326)	(2.106)	(0.720)	-9.9%
Consolidating adjustments	(0.098)	(0.075)	(0.025)	0.071	(0.001)	99.0%
Total Retail Net Flows	1.359	1.491	0.376	(0.684)	0.925	-31.9%

Investment Management - institutional	(0.510)	(0.535)	(2.007)	(1.194)	0.931	282.5%
Consolidating adjustments	0.030	0.052	0.253	0.130	0.057	90.0%
Total Net Flows	$0.879	$1.008	$(1.378)	$(1.748)	$1.914	117.7%

(1) Includes fixed portion of variable annuities.
(2) Includes amounts attributable to mutual fund net flows. Mutual fund account values are not included in the separate accounts reported on our Consolidated
Balance Sheets, as we do not have any ownership interest in them.

3/31/2009						PAGE 28
Consolidated Investment Data - Assets Managed
Unaudited (in billions)

	As of
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change
Assets Managed by Source
LNC's investments and cash:
Available-for-sale fixed maturity securities	$55.624	$54.518	$51.931	$48.934	$49.349	-11.3%
Available-for-sale equity securities	0.474	0.465	0.493	0.289	0.205	-56.8%
Trading securities	2.714	2.551	2.393	2.333	2.246	-17.2%
Other investments	12.794	12.720	13.140	15.786	14.355	12.2%
Total LNC investments	71.606	70.254	67.957	67.342	66.155	-7.6%
Separate accounts	84.703	85.295	74.971	60.633	57.487	-32.1%
Cash and invested cash	2.447	1.921	2.160	5.926	5.613	129.4%
Total LNC	158.756	157.470	145.088	133.901	129.255	-18.6%
Non-affiliate assets managed	66.020	63.197	54.419	44.107	41.953	-36.5%
Total Assets Managed	$224.776	$220.667	$199.507	$178.008	$171.208	-23.8%
	-
Assets Managed by Advisor
Investment Management segment (1)	$78.538	$75.691	$66.599	$54.542	$51.810	-34.0%
Delaware Investment Advisers (2)	67.339	65.997	63.531	65.680	64.824	-3.7%
Lincoln UK (excluding policy loans)	9.442	9.176	7.772	5.978	5.497	-41.8%
Policy loans	2.855	2.852	2.870	2.923	2.908	1.9%
Non-LNC affiliates	66.602	66.951	58.735	48.885	46.169	-30.7%
Total Assets Managed	$224.776	$220.667	$199.507	$178.008	$171.208	-23.8%

(1) See page 23 for additional detail.
(2) Represents assets managed internally. See page 23 for additional detail.

3/31/2009						PAGE 29
Consolidated Investment Data - Other Investment Data
Unaudited (millions of dollars)

	For the Three Months Ended
	March	June	Sept.	Dec.	March	%
	2008	2008	2008	2008	2009	Change

Net Investment Income
Available-for-sale fixed maturity securities	$858.0	$855.2	$856.1	$840.8	$836.3	-2.5%
Available-for-sale equity securities	9.1	7.8	7.0	5.2	2.1	-76.9%
Trading securities	42.5	42.1	41.0	40.3	39.6	-6.8%
Mortgage loans on real estate	121.6	128.6	121.2	122.1	119.2	-2.0%
Real estate	8.0	6.4	6.0	5.2	3.7	-53.8%
Policy loans	44.6	43.2	46.1	45.4	44.3	-0.7%
Invested cash	18.9	15.3	12.2	16.4	9.9	-47.6%
Other investments	(2.9)	9.5	29.0	(68.4)	(2.2)	24.1%
Investment income	1,099.8	1,108.1	1,118.6	1,007.0	1,052.9	-4.3%
Investment expense	(34.4)	(31.3)	(29.6)	(30.1)	(26.3)	23.5%
Net Investment Income	$1,065.4	$1,076.8	$1,089.0	$976.9	$1,026.6	-3.6%

Average Invested Assets (Amortized Cost)	$71,195.4	$71,438.8	$71,269.9	$70,666.6	$70,421.1

Ratio of Net Investment Income Over Average Invested Assets	5.99%	6.03%	6.11%	5.53%	5.83%

Realized Loss Related to Investments
Available-for-sale fixed maturity securities:
Gross gains	$9.1	$21.7	$26.8	$16.4	$54.6	NM
Gross losses	(100.0)	(137.8)	(380.1)	(527.6)	(244.3)	NM
Equity securities:
Gross gains	2.7	0.3	1.1	0.7	3.1	14.8%
Gross losses	-	(7.0)	(26.0)	(131.0)	(2.6)	NM
Gain (loss) on other investments	25.1	3.1	(0.9)	5.5	(2.1)	NM
Associated amortization of DAC, VOBA, DSI, DFEL and changes in other contract holder funds and funds withheld reinsurance liabilities	25.1	24.2	95.1	116.6	55.3	120.3%
Total realized loss on investments, excluding trading securities	(38.0)	(95.5)	(284.0)	(519.4)	(136.0)	NM
Loss on certain derivative instruments	(3.1)	(29.1)	(29.9)	(50.1)	(16.5)	NM
Total, pre-tax	(41.1)	(124.6)	(313.9)	(569.5)	(152.5)	NM
Income taxes	(14.0)	(44.0)	(109.9)	(199.4)	(53.4)	NM
Total, After-Tax	$(27.1)	$(80.6)	$(204.0)	$(370.1)	$(99.1)	NM

		As of March 31, 2009			As of December 31, 2008
		Amount	% of Total		Amount	% of Total
Available-for-Sale and Trading Securities
Fixed maturity securities (fair value)		$51,593.1	99.6%		$51,265.4	99.4%
Fixed maturity securities (amortized cost)		58,153.5	99.2%		57,498.6	99.2%

Equity securities (fair value)		206.4	0.4%		290.0	0.6%
Equity securities (amortized cost)		465.9	0.8%		468.1	0.8%

% of Available-for-Sale Fixed Maturity Securities (Based on Fair Value)
Treasuries and AAA			22.1%			24.5%
AA or better			28.4%			30.9%
BB or less			5.6%			4.5%

General Account Investments		As of March 31, 2009			As of December 31, 2008
		Amount	% of Total		Amount	% of Total
Fixed Maturities - Security Sector:
Corporate bonds		$37,705.4	76.4%		$36,710.4	75.0%
U.S. Government bonds		233.4	0.5%		245.9	0.5%
Foreign government bonds		764.8	1.5%		760.8	1.5%
Mortgage-backed securities		9,754.6	19.8%		10,129.6	20.7%
State and municipal bonds		125.6	0.3%		125.4	0.3%
Preferred stocks - redeemable		765.1	1.6%		962.3	2.0%
Total		$49,348.9	100.0%		$48,934.4	100.0%
		-

	As of
	March	June	Sept.	Dec.	March	%
Composition of Investment Portfolio	2008	2008	2008	2008	2009	Change
Available-for-sale securities, at fair value:
Fixed maturity	$55,624.0	$54,517.6	$51,931.1	$48,934.4	$49,348.9	-11.3%
Equity	474.4	464.6	492.6	288.5	205.0	-56.8%
Trading securities	2,713.6	2,550.5	2,393.4	2,332.5	2,245.6	-17.2%
Mortgage loans on real estate and real estate	7,707.2	7,813.6	7,815.0	7,840.8	7,745.3	0.5%
Policy loans	2,854.8	2,852.5	2,870.1	2,923.3	2,907.6	1.8%
Derivative investments	1,091.1	889.9	1,262.2	3,397.2	2,226.1	104.0%
Other investments	1,141.0	1,163.5	1,193.0	1,624.2	1,476.3	29.4%
Total	$71,606.1	$70,252.2	$67,957.4	$67,340.9	$66,154.8	-7.6%